SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Belk, Inc.
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2801 West Tyvola Road

Charlotte, North Carolina 28217

April 23, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 27, 2015 at the Mint Museum UPTOWN, 500 South Tryon Street, Charlotte, North Carolina 28202. The meeting will begin promptly at 11:00 a.m., local time.

The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the proxy statement provided herewith.

Please date, sign and return your proxy in the enclosed envelope to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

You are invited to attend a luncheon immediately after the Annual Meeting. Please return the enclosed RSVP form by May 19, 2015 to help us in our planning of this event.

On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

Sincerely,

Thomas M. Belk, Jr.

Chairman of the Board and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Belk, Inc. (“we,” “our,” “Belk” or the “Company”) will be held at the Mint Museum UPTOWN, 500 South Tryon Street, Charlotte, North Carolina 28202 on Wednesday, May 27, 2015, at 11:00 a.m., local time, for the following purposes:

(1) To elect the nine Directors nominated by the Board of Directors (the “Board”) to serve one-year terms;

(2) To approve, on an advisory basis, executive compensation of the named executive officers, often referred to as a “say on pay”;

(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2016; and

(4) To consider and act upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on April 10, 2015 as the record date for determining stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders as of the close of business on April 10, 2015 will be available at our offices for examination during normal business hours by any stockholder during the period from May 13, 2015 through the Annual Meeting.

Your attention is directed to the proxy statement provided with this Notice.

By Order of the Board,

Ralph A. Pitts

Executive Vice President,

General Counsel and Secretary

Charlotte, North Carolina

April 23, 2015

Please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope with the white label and indicate whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

BELK, INC.

2801 West Tyvola Road

Charlotte, North Carolina 28217

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 27, 2015

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2015 Annual Meeting Information

• Date and Time:	May 27, 2015, at 11:00 a.m.

• Place:	Mint Museum UPTOWN, 500 South Tryon Street, Charlotte, North Carolina 28202

• Record Date:	April 10, 2015

• Voting:	Holders of Class A Common Stock are entitled to ten votes per share; holders of Class B Common Stock are entitled to one vote per share.

Items of Business

	Board Vote Recommendation	Page Reference (for more information)
1. Elect nine directors nominated by the Board to one-year terms	FOR ALL	7
2. Approve, on an advisory basis, executive compensation of the named executive officers	FOR	56
3. Ratify the appointment of the independent registered public accounting firm	FOR	57

Director Nominees

Our Board of Directors is asking you to elect the nine nominees for Director for one-year terms. The table below provides summary information about the nine Director nominees. The nominees receiving the highest number of votes will be elected as Directors. For more information about the nominees, including information about the qualifications, attributes and skills of the nominees, see page 9.

Name	Age	Director Since	Occupation	Board Committees*	Inde- pendent
H.W. McKay Belk	58	1998	Managing Director, HWMB Advisors, LLC	N&CGC	—
John R. Belk	56	1998	President and Chief Operating Officer, Belk, Inc.	EC	—
Thomas M. Belk, Jr.	60	1998	Chairman and Chief Executive Officer, Belk, Inc.	EC	—
Erskine B. Bowles	69	2011	President Emeritus, University of North Carolina	AC	Yes
Jerri L. DeVard	56	2010	Senior Vice President and Chief Marketing Officer, The ADT Corporation	CC	Yes
Elizabeth Valk Long	65	2004	Retired Executive Vice President, Time Inc.	CC**	Yes
Thomas C. Nelson	52	2003	Chairman and Chief Executive Officer, National Gypsum Company	EC; AC**	Yes
John R. Thompson	63	2006	Government Relations Consultant, Best Buy Co., Inc.	CC; N&CGC	Yes
John L. Townsend, III	59	2005	Senior Advisor, Tiger Management, LLC	AC; N&CGC**	Yes

*	Audit Committee = AC; Compensation Committee = CC; Executive Committee = EC; Nominating and Corporate Governance Committee = N&CGC

**	Committee Chair

Fiscal Year 2015 Business Performance and Compensation Summary

Despite challenges early in the year, we ended fiscal year 2015 with strong fourth quarter sales, which increased 5.2% for the nine week period ending January 31, 2015. In addition, fiscal year 2015 was our fifth consecutive year of comparable store sales increases. On a comparable store basis, net sales for fiscal year 2015 were up 1.5% compared to fiscal year 2014. Online sales increased by $83.4 million, or 43.3%, for the fiscal year, positively affecting comparable store sales by 2.1%. Overall, net sales for fiscal year 2015 totaled $4.11 billion, an increase of 1.8% compared with the prior fiscal year.

Although we enjoyed positive results for the 2015 holiday season and increased net sales for the fiscal year, our annual earnings continue to be impacted by additional expense associated with key strategic initiatives. Net income for fiscal year 2015 was $146.1 million compared to $158.5 million in the prior fiscal year.

The compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) for fiscal year 2015, calculated in accordance with SEC rules, is reported in the Summary Compensation Table on page 43. The compensation actually realized by the NEOs for fiscal years 2015, 2014 and 2013 is shown in the Realized Pay Table on page 46. For fiscal year 2015, annual incentive awards were earned at 89% of target, and long-term incentive plan awards were earned at 97% of target. As shown in the Realized Pay Table, the Chief Executive Officer’s realized compensation decreased 4% for fiscal year 2015 as compared to fiscal year 2014, and decreased 39% for fiscal year 2014 as compared to fiscal year 2013. The realized compensation for the other continuing Named Executive Officers also decreased.

Fiscal Year 2015 Key Compensation Decisions

Our Named Executive Officers are compensated in a manner consistent with our strategy, competitive practice, sound compensation governance principles and stockholder interests. Key compensation decisions for the Named Executive Officers for fiscal year 2015 included the following:

•

Base Salary Adjustments.    During fiscal year 2015, the Committee approved salary increases for our Chief Financial Officer and our President and Chief Merchandising Officer. For our Chief Financial Officer Mr. Orvos, the Committee approved a 7.0 % increase based on a review of the comparator data gathered. In recognition of his promotion to President and Chief Merchandising Officer, the Committee approved a base salary increase for Mr. Zant in line with the comparator data for his new position.

•

Fiscal Year 2015 Annual Incentive Plan.    Fiscal year 2015 awards under the Annual Incentive Plan were based on earnings before interest and taxes (“EBIT”) and sales achievement compared to our overall annual financial plan. The Committee approved the specific achievement level scale for each measure and set a threshold EBIT goal that was required to be met for any award to be earned. Based on our performance for the year, awards were earned at 89% of target.

•

Fiscal Year 2015 Executive Long-Term Incentive (“LTI”) Plan.    Fiscal year 2015 awards were based upon performance goals of sales, EBIT as a percentage of sales and return on invested capital. Based on our performance for the year, LTI was earned at 97% of target.

For more information, see the Compensation Discussion and Analysis on page 28.

Approval, on an Advisory Basis, of Executive Compensation of the Named Executive Officers

Our Board is asking you to approve, on an advisory basis, the executive compensation of our Named Executive Officers for fiscal year 2015. Although the vote is non-binding, the Compensation Committee will consider the voting results in making decisions about future compensation arrangements for our Named Executive Officers. For more information about this proposal, see page 56.

Ratify the Appointment of the Independent Registered Public Accounting Firm

Our Board is asking you to ratify the selection of KPMG, LLP as our independent registered public accounting firm for the fiscal year 2016. For more information about this proposal, see page 57.

2016 Annual Meeting

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May 2016 pursuant to SEC Rule 14a-8 must be received by us by December 25, 2015.

GENERAL INFORMATION

This proxy statement and proxy are furnished in connection with the solicitation of proxies to be voted at the 2015 Annual Meeting of Stockholders. The Annual Meeting will be held on May 27, 2015, at 11:00 a.m., local time, at the Mint Museum UPTOWN, 500 South Tryon Street, Charlotte, North Carolina 28202. The proxy is solicited by our Board of Directors. This proxy statement and proxy are first being sent to our stockholders on or about April 23, 2015.

Why am I receiving this proxy statement and proxy?

You are receiving this proxy statement and proxy because you own shares of Belk Class A Common Stock or Class B Common Stock. This proxy statement describes issues on which Belk would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Who is entitled to vote?

Holders of Class A Common Stock and Class B Common Stock on the close of business on April 10, 2015 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. April 10, 2015 is referred to as the record date.

To how many votes is each share of common stock entitled?

Holders of Class A Common Stock are entitled to ten votes per share. Holders of Class B Common Stock are entitled to one vote per share. The Class A Common Stock and Class B Common Stock are together referred to as the common stock.

What is the difference between a stockholder of record and a stockholder who holds common stock in “street name”?

If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

Stockholders of record may vote by mail. Simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares through a bank or broker, please refer to your proxy or the information forwarded by your bank or broker to see the voting options that are available to you.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to Belk’s Corporate Secretary at 2801 West Tyvola Road, Charlotte, North Carolina 28217;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what items am I voting?

You are being asked to vote on the following three proposals:

•	to elect nine Directors nominated by the Board to one-year terms;

•	to approve, on an advisory basis, the executive compensation of the Named Executive Officers as disclosed in this proxy statement; and

•	to ratify the appointment of the independent registered public accounting firm.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?

With respect to the election of Directors, you may:

•	vote FOR the election of the nine nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominee(s); or

•	WITHHOLD AUTHORITY to vote for the nine nominees.

The nine nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director and broker non-votes will have no effect on the outcome of the vote.

How may I vote on the proposals to approve the executive compensation of the Named Executive Officers and to ratify the appointment of the independent registered public accounting firm? How many votes must each proposal receive to pass?

With respect to the proposals to approve the executive compensation of the Named Executive Officers and to ratify the appointment of the independent registered public accounting firm, you may:

•	vote FOR each proposal;

•	vote AGAINST each proposal; or

•	ABSTAIN from voting on each proposal.

Each proposal must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be cast at the Annual Meeting at which a quorum is present to pass. Abstentions will be included in the number of votes present and entitled to be cast, and accordingly will be treated as votes against the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nine nominees for Director;

•	FOR the approval of executive compensation; and

•	FOR the ratification of the appointment of the independent registered public accounting firm.

What happens if I sign and return my proxy but do not provide voting instructions?

If you return a signed proxy but do not provide voting instructions, your shares will be voted:

•	FOR the nine nominees for Director;

•	FOR the approval of executive compensation; and

•	FOR the ratification of the appointment of the independent registered public accounting firm.

Will my shares be voted if I do not sign and return my proxy?

If you are a stockholder of record and you do not sign and return your proxy or attend the meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf on certain “routine” matters, including the ratification of the independent registered public accounting firm described in this proxy statement. On a routine matter, brokerage firms have authority under New York Stock Exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. The election of directors and the approval of executive compensation described in this proxy statement are not routine matters under these rules. If your shares are held in street name and you do not provide voting instructions to the brokerage firm on these proposals (called an uninstructed share), the brokerage firm cannot vote your uninstructed shares on your behalf; this is a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How many votes do you need to hold the Annual Meeting?

As of the record date, 38,300,291 shares of Class A Common Stock and 1,070,954 shares of Class B Common Stock were outstanding and are entitled to vote at the Annual Meeting. In order to hold the Annual Meeting and conduct business, a quorum must be present. A quorum will exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together, entitled to vote and constituting a majority of the total votes of the common stock, are present at the Annual Meeting either in person or by proxy. In accordance with applicable state law and our Certificate of Incorporation and Bylaws, abstentions, votes withheld and broker non-votes will be counted for purposes of determining whether a quorum is present.

PROPOSAL ONE

ELECTION OF DIRECTORS

Beginning in 2013, each of our Directors was elected for a one-year term, as a result of the elimination of our classified board structure in 2012. All nine of our Directors are standing for re-election for one-year terms at this Annual Meeting. Each Director will hold office for one year and until his or her successor has been elected and qualified, or until the Director’s earlier resignation or removal.

Under our Certificate of Incorporation and Bylaws, the number of Directors may be fixed by resolution of a majority of the Board at any number between two and 18 members. The Board has currently fixed the number of Directors at nine. Vacancies that occur will be filled by the Board to serve until the next annual meeting of stockholders.

Nominees for Director

The Board has nominated the nine Directors set forth below for re-election to serve one-year terms that will expire at the 2016 Annual Meeting of Stockholders, and until his or her successor has been elected and qualified.

H.W. McKay Belk

John R. Belk

Thomas M. Belk, Jr.

Erskine B. Bowles

Jerri L. DeVard

Elizabeth Valk Long

Thomas C. Nelson

John R. Thompson

John L. Townsend, III

Each nominee has consented to serve as a Director if elected. Each has previously served as a Director of Belk. For more information about the nominees for Director, including information about the qualifications, attributes and skills of the nominees, see “Belk Management — Directors” below.

The Board has no reason to believe that any of the nominees for the office of Director will be unavailable for election as a Director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for substitute nominee(s), vote to allow the vacancy to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than nine Directors.

THE BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

BELK MANAGEMENT

Executive Officers

The following executive officers are in addition to those executive officers who also serve as our Directors. See “Belk Management — Directors” for biographical information about those executive officers.

Name	Age	Position	Executive Officer Since
David B. Zant	58	President and Chief Merchandising Officer	2014
Ralph A. Pitts	61	Executive Vice President, General Counsel and Secretary	1998
Adam M. Orvos	50	Executive Vice President and Chief Financial Officer	2013

David B. Zant.    Mr. Zant has served as our President and Chief Merchandising Officer since August 2014. From February 2008 until August 2014, he served as Executive Vice President and General Merchandise Manager of Men’s, Kids and Home. Mr. Zant joined the Company in 2001 as President of our Central Division and subsequently served as an Executive Vice President and General Merchandise Manager until he left us in January 2005 to join The Bon-Ton Stores, Inc. as Vice Chairman and Chief Merchant Officer. In August 2006, he became Vice Chairman of Private Brands, Merchandise Planning and eCommerce of The Bon-Ton Stores, Inc., where he served until he rejoined our Company in February 2008.

Ralph A. Pitts.    Mr. Pitts has served as our Executive Vice President, General Counsel and Secretary since May 1998. Mr. Pitts has been Executive Vice President and General Counsel of Belk Stores Services, Inc. (“BSS”), a subsidiary of Belk, since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding LLP in Atlanta, Georgia. Mr. Pitts is a past Chairman of the Board of Trustees of Central Piedmont Community College and past President of the Mecklenburg County Council of the Boy Scouts of America.

Adam M. Orvos.    Mr. Orvos has served as our Executive Vice President and Chief Financial Officer since May 5, 2013. Prior to that time, he served as Executive Vice President Human Resources since April 2009 and was our Senior Vice President of Finance and Controller from April 2006 to April 2009. Mr. Orvos was previously employed by the Foley’s Division of the May Department Stores Company as Senior Vice President and Chief Financial Officer from 2004 to 2006 and as Vice President and Controller from 2000 to 2004.

Directors

Set forth below is information about our Directors, each of whom is nominated for re-election at this Annual Meeting. The information set forth below has been furnished to us by the respective individuals. Also set forth below is information about the experience, qualifications, attributes and skills considered by our Board in determining that each individual should serve as a Director of our Company. For additional information about how we identify and evaluate nominees for Director, see “Corporate Governance — Selection of Nominees for Director.”

H.W. McKay Belk

Age 58

Director Since 1998

Mr. Belk is the Managing Director of HWMB Advisors, LLC, a business consulting firm. Mr. Belk served as our Vice Chairman from August 2010 until his retirement in January 2012. He served as President and Chief Merchandising Officer from May 2004 until August 2010 and as President, Merchandising, Marketing and Merchandise Planning from May 1998 until May 2004. He served as an officer and Director of most of the separate predecessor Belk Companies (the “Belk Companies”) until May 1998 and was employed in the Belk retail organization in various positions from June 1979 until January 2012. Mr. Belk is currently a Director, member of the Audit, Compensation and Executive Committees of Coca-Cola Bottling Co. Consolidated and a Director, Chair of the Compensation Committee and member of the Audit Committee of BeechTree Labs, Inc. He is a past Director of the North Carolina Chamber of Commerce, past Chairman of the Charlotte Chamber of Commerce and past member of the Board of Trustees of Charlotte Latin School. Mr. Belk currently serves on the Board of Trustees of the Crossnore School. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk.

Mr. Belk has over 30 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other companies and leadership of non-profit organizations provides him with broad experience on governance issues.

John R. Belk

Age 56

Director Since 1998

Mr. Belk has been our President and Chief Operating Officer since May 2004 and is an officer and Director of various Belk subsidiaries. He served as President, Finance, Systems and Operations from May 1998 until May 2004. He also served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1986. Mr. Belk served on the Boards of Directors of Alltel Corporation from 1996 to 2007, the Bank of America Corporation from 2001 to 2004 and Harris Teeter Supermarkets, Inc. from 1997 to 2013. He is a Past Chairman of the Board of Novant Health, Inc. and currently serves on the Board of Directors of the YMCA of Greater Charlotte and the Trustees of the Woodberry Forest School in Woodberry Forest, VA. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk.

Mr. Belk has over 25 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other public companies also provides him with broad experience on governance issues.

Thomas M. Belk, Jr.

Age 60

Director Since 1998

Mr. Belk has been our Chairman and Chief Executive Officer since May 2004 and is an officer and Director of various Belk subsidiaries. He served as President, Store Divisions and Real Estate from May 1998 until May 2004. He served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1981. He is past Chairman of the Charlotte Chamber of Commerce and serves on the Boards of The Orvis Company, Inc., the National Retail Federation, the Mecklenburg County Council of the Boy Scouts of America and the Carolinas Healthcare System. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk.

Mr. Belk has over 30 years of business experience in the retail sector and has a unique insight into our business. His service as a director for other companies and leadership of non-profit organizations provides him with broad experience on governance issues.

Erskine B. Bowles

Age 69

Director Since 2011

Mr. Bowles has been President Emeritus of the University of North Carolina since January 2011, Senior Advisor to Carousel Capital since 2002 and Senior Advisor and non-executive Vice Chairman of BDT Capital since January 2012. He served as Co-Chair of the National Commission on Fiscal Responsibility and Reform from February 2010 to December 2010. Mr. Bowles was President of the University of North Carolina from 2006 to 2010, and previously served as United Nations Under Secretary General, Deputy Envoy for Tsunami Recovery from March 2005 to August 2005. From 1999 until 2001, he was managing Director of Carousel Capital and partner of Forstmann Little & Co., and from 1996 until 1998, he served as White House Chief of Staff under President Clinton. Mr. Bowles is currently a director of Morgan Stanley, Norfolk Southern Corporation and Facebook. He was formerly a director of the following public companies: General Motors, North Carolina Mutual Life Insurance Company, Merck & Co., Inc., VF Corporation, First Union Corporation, Wachovia Corporation, Krispy Kreme Doughnut Corporation and Cousins Properties, Inc.

Mr. Bowles has broad leadership experience in the public and private sectors with specific expertise in investment banking and financial management. His extensive service as a public company director provides him with broad experience on a wide range of corporate governance issues.

Jerri L. DeVard

Age 56

Director Since 2010

Ms. DeVard has served as Senior Vice President and Chief Marketing Officer of The ADT Corporation since March 2014. From 2007 to 2010 and from July 2012 to March 2014, Ms. DeVard was Principal of DeVard Marketing Group, a firm that specializes in advertising, branding, communications, and traditional/digital/multicultural marketing strategies. From January 2011 until July 2012, Ms. DeVard was Executive Vice President of Marketing for Nokia. Prior to forming DeVard Marketing Group, Ms. DeVard served as the Senior Vice President of Marketing of Verizon Communications, Inc., a provider of communications services, from 2005 until 2007 and as the Senior Vice President, Marketing Communications and Brand Management from 2003 until 2005. Prior to 2003, she held a variety of positions, including the Chief Marketing Officer of the e-Consumer business at Citibank N.A.; Vice President of Marketing for Revlon Inc.’s Color Cosmetics; Vice President of Marketing for Harrah’s Entertainment; Director of Marketing for the NFL’s Minnesota Vikings; and several brand management positions at the Pillsbury Company. Ms. DeVard currently serves as a member of the Spelman College Board of Trustees. She was formerly a member of the PepsiCo African American Advisory Board, a director of Gurwitch Products and a director of Tommy Hilfiger Corporation.

Ms. DeVard brings many years of significant marketing and leadership experience to our Board. Her leadership and service as a director for other companies also provides her with broad experience on governance issues.

Elizabeth Valk Long

Age 65

Director Since 2004

Ms. Long was an Executive Vice President of Time Inc., a subsidiary of Time Warner, from May 1995 until her retirement in August 2001. She was the first woman to hold the position of publisher at Time Inc., serving in that capacity for Life, People and Time magazines. From 2002 until 2006, she served as a director of Jefferson Pilot Corporation, and she currently serves on the Boards of Directors of Steelcase Corporation and J.M. Smucker Company. She also chairs the Board of Trustees of St. Timothy’s School in Maryland.

Ms. Long brings many years of leadership experience to our Board. Her service as a director for other public companies also provides her with broad experience on governance.

Thomas C. Nelson

Age 52

Director Since 2003

Mr. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a Director of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley and Co. and in the United States Defense Department as Assistant to the Secretary and White House Fellow. He also serves as a Director of Yum! Brands, Inc., Carolinas Healthcare Systems and the Federal Reserve Bank of Richmond.

Mr. Nelson has significant leadership experience as a chief executive officer and chairman of a company. He also has experience in investment banking and private equity investing. His service as a director for other public and private companies provides him with broad experience on governance issues.

John R. Thompson

Age 63

Director Since 2006

Mr. Thompson is a Government Relations Consultant for Best Buy Co., Inc. and Retired Senior Vice President and General Manager of BestBuy.com, a subsidiary of Best Buy Co., Inc., a retailer of consumer electronics, home-office equipment, entertainment software and major appliances. Mr. Thompson joined Best Buy in April 2001 as Senior Vice President of Supply Chain and Business Systems. From February 1995 to March 2001, he was Chief Information Officer and Senior Vice President for Customer Service, Information Systems, Distribution, Logistics and e-Business at Liz Claiborne, Inc. From February 1993 to February 1995, Mr. Thompson was Chief Information Officer and Executive Vice President at Goody’s Family Clothing, Inc. From 2004 to 2008, he served on the Board of Directors of Wendy’s/Arby’s International, Inc. Mr. Thompson currently serves on the Boards of Norfolk Southern Corporation, Cristo Rey Jesuit High Schools Network, the Congressional Black Caucus Foundation and Mercy College.

Mr. Thompson has broad leadership experience in several retail businesses, as well as experience in eCommerce, retail distribution and logistics. His service as a director for other companies and non-profit organizations also provides him with broad experience on governance issues.

John L. Townsend, III

Age 59

Director Since 2005

Since January 2013, Mr. Townsend has been Senior Advisor of Tiger Management LLC, an investment management business. From 2010 until January 2013, he was Managing Partner and Chief Operating Officer of Tiger Management LLC. From 2002 until 2010, he was a private investor. Mr. Townsend was employed by Goldman, Sachs & Co. from 1987 until his retirement as an Advisory Director in 2002. Prior to his retirement, Mr. Townsend served as a Managing Director and General Partner of Goldman Sachs with responsibility for a variety of businesses within the Investment Banking division. Mr. Townsend currently serves as a Director of International Paper Company and the Heritage Group, Chairman of the Townsend Family Foundation and a member of the Riverstone Group, a private investment fund. He also is a member of the Board of Directors of the University of North Carolina Investment Fund, Inc., the Board of Visitors of the Kenan-Flagler Business School of the University of North Carolina, the Investment Committee of the Smith Richardson Foundation and the Boards of Trustees of Greenwich Hospital, the Grand Teton National Park Foundation and the US Ski and Snowboard Team Foundation.

Mr. Townsend has significant experience in investment banking and financial management and broad leadership experience in the public and private sectors. His service as a director for other companies and organizations provides him with broad experience on governance issues.

CORPORATE GOVERNANCE

Meetings of Directors and Attendance at Annual Meeting

During fiscal year 2015, the Board held seven meetings. All of the Directors attended at least 75% of all of the meetings of the Board and the committees on which they served.

Our policy is that all Directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the Annual Meeting held in May 2014, all nine of the Directors then serving attended the meeting.

Code of Ethics

The Board has adopted a Code of Ethics that applies to our senior executive and financial officers. This Code reflects Belk’s long-standing commitment to conduct business in accordance with the highest ethical principles. A copy of the Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2004 and is available for review on the Corporate Governance page of our website at www.belk.com.

Mandatory Retirement for Directors

No Director may stand for election or re-election after the Director’s 72nd birthday. Any Director who turns age 72 while serving as a Director may continue to serve as a Director for the remainder of his or her current term.

Communications with the Board

Any stockholder who wishes to communicate directly with the Board may do so by writing to Belk, Inc. Board, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. At each Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting

(excluding any communications that consist of advertising, solicitations or promotions of a product or service), and will make the communications available to the Directors upon request.

Independence of Directors

Our Corporate Governance Guidelines require us to have a majority of independent Directors. We refer to the applicable listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) in determining the independence of our Directors. The Board reviewed the independence of each Director to determine whether there were any particular relationships or transactions involving Directors or their affiliates or immediate family members which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Board also considered the enhanced independence requirements of the Nasdaq applicable to members of the Compensation Committee and the enhanced independence requirements of SEC Rule 10A-3 applicable to members of the Audit Committee. Based upon this review, the Board has determined that Messrs. Bowles, Nelson, Thompson and Townsend and Mses. DeVard and Long are independent Directors. The Board further determined that all members of the Compensation Committee and the Audit Committee are independent in accordance with applicable requirements.

Lead Director

Our Corporate Governance Guidelines provide for a Lead Director to act as a liaison between the independent Directors and management, chair the executive sessions of the independent Directors and perform such other duties from time to time as the Board determines to be appropriate. The independent Directors have selected Thomas C. Nelson to serve as Lead Director.

Executive Sessions of Independent Directors

In conjunction with each quarterly Board meeting, the independent Directors hold an executive session in which management does not participate. The Lead Director chairs these executive sessions. After the session, the Lead Director acts as a liaison between the independent Directors and management, including the Chairman and Chief Executive Officer.

Board Leadership Structure and Role in Risk Oversight

Thomas M. Belk, Jr. currently serves as both Chairman of the Board and Chief Executive Officer for our Company. In August 2011, in accordance with best practices, the Board established the position of Lead Director and elected Thomas C. Nelson to serve in that role.

We believe that combining the roles of chairman and chief executive officer is the appropriate leadership model for our Company as it provides for clear accountability and efficient and effective leadership of our business. As a member of the founding family and a significant stockholder and with over 30 years of service to Belk, we believe Mr. Belk is the appropriate person to lead both our Board and the management of our business. Our Bylaws also provide that the roles of Chairman of the Board and Chief Executive Officer be held by one person.

To strengthen our corporate governance structure and provide independent oversight of our Company, six of our nine Directors, or two-thirds of our Board, are independent Directors. In addition, all of the Directors on the Audit Committee and the Compensation Committee, and two of the three members of the Nominating and Corporate Governance Committee are independent Directors. Each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work.

Our Corporate Governance Guidelines provide for a Lead Director, selected from the independent Directors, to act as a liaison between the independent Directors and management, chair the executive sessions of the independent Directors and perform such other duties from time to time as the Board determines to be appropriate. The independent Directors meet regularly in executive session, and Mr. Nelson, as Lead Director, chairs these sessions.

We believe that having a combined Chairman and Chief Executive Officer, a Board with a majority of independent Directors and a Lead Director selected from among the independent Directors provides the best form of leadership for us and the Board. We have a single leader for our Company, and he is seen by our employees, customers, business partners, stockholders and other stakeholders as providing strong leadership for the Company, both in our industry and in the communities in which we operate.

While our Board is responsible for overseeing our risk management, Company management is charged with managing risk. The Board delegates many of its oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management any significant contingencies, risks or exposures and steps that management has taken to minimize such contingencies, risks and exposures. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. The Board believes that the work undertaken by the Audit Committee, together with the work of the full Board, enables the Board to effectively oversee our risk management function.

Committees of the Board

The Board has a standing Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Executive Committee

The current members of the Executive Committee are Thomas M. Belk, Jr., John R. Belk and Thomas C. Nelson. During fiscal year 2015, the Executive Committee held no formal meetings but took various actions by written consent.

The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board.

Audit Committee

The current members of the Audit Committee are Erskine B. Bowles, Thomas C. Nelson and John L. Townsend, III, all of whom are independent Directors in accordance with Nasdaq listing standards. Each member also meets the enhanced independence requirements of SEC Rule 10A-3 applicable to members of the Audit Committee. Mr. Nelson is the Chairman of the Audit Committee. The Board has determined that Mr. Nelson is an audit committee financial expert within the meaning of SEC rules. During fiscal year 2015, the Audit Committee held four meetings.

The Audit Committee’s primary responsibilities include overseeing the process for preparation of our financial reports; having direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants; considering the range of audit and non-audit services to be provided by the independent registered public accountants; reviewing with the independent registered public accountants the plans and results of the audit engagement; reviewing the independence of the independent registered public accountants; and reviewing the internal and external audit findings and comments concerning internal controls and making recommendations to management.

The Audit Committee has adopted a charter. The charter is available on the Corporate Governance page of our website at www.belk.com.

Compensation Committee

The current members of the Compensation Committee are Jerri L. DeVard, Elizabeth Valk Long and John R. Thompson. Ms. Long is the Chairman of the Committee. The Compensation Committee is composed entirely of independent Directors, as defined under the Nasdaq listing standards, and each member meets the enhanced independence requirements of the Nasdaq applicable to members of the Compensation Committee. Each of the members also satisfies the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). During fiscal year 2015, the Compensation Committee held three meetings.

The Compensation Committee has adopted a charter. The charter is available on the Corporate Governance page of our website at www.belk.com. The Compensation Committee’s primary responsibilities include reviewing and approving compensation for our Chief Executive Officer and other executive officers, reviewing and approving our compensation plans for Directors, senior executives and other officers and establishing the performance goals on which our compensation plans are based. The Committee’s processes and procedures for the consideration of executive compensation are described in the Compensation Discussion and Analysis.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. DeVard, Ms. Long and Mr. Thompson. None of these Directors are our employees or former employees, and none has any direct or indirect material interest in or relationship with us outside of his or her position as a Director. In addition, none of our executive officers serves as a member of a Board or compensation committee of any entity that has one or more executive officers who serves on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are H.W. McKay Belk, John R. Thompson and John L. Townsend, III. Mr. Thompson and Mr. Townsend are independent Directors in accordance with Nasdaq listing standards. Mr. Townsend is the Chairman of the Nominating and Corporate Governance Committee. During fiscal year 2015, the Nominating and Corporate Governance Committee held two meetings.

The Nominating and Corporate Governance Committee has adopted a charter. The charter is available on the Corporate Governance page of our website at www.belk.com. The Nominating and Corporate Governance Committee’s primary responsibilities include identifying individuals qualified to become Board members and recommending director nominees to the Board prior to each annual meeting of stockholders, and reviewing our Corporate Governance Guidelines and other governance issues and making recommendations regarding best practices and possible modifications.

Selection of Nominees for Director

The Board has the responsibility for reviewing and recommending nominees for membership on the Board, and the Board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending nominees for membership on the Board.

Board nominees are considered based upon various criteria. The Board has identified the following qualifications that are considered desirable in candidates for nomination to the Board:

•

Current experience as a chief executive officer, chief operating officer or senior functional area leader of an organization with annual revenues in excess of $1 billion, preferably in a consumer oriented business.

•	Prior or current experience as a member of the Board of Directors of a public company.

•	Management experience in the retail and related industries.

•	Experience with consumer product marketing.

•	Experience with technology issues and understanding of social media and mobile commerce in a retail environment.

•	Experience reviewing and analyzing financial information and familiarity with accounting principles.

•	Ability and willingness to provide counsel and serve as an advisor to senior management on matters relating to the candidate’s experience and skill set.

•	Ability to think independently while adding to the collegial and collaborative culture of the Board.

Nominees must have integrity, accountability, judgment and perspective. In addition, nominees are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making. The Nominating and Corporate Governance Committee considers the diversity of experience, qualifications, attributes and skills that a potential nominee would bring to the Board, as well as specific skill sets that may be relevant to the Company’s business at particular points in time.

The Nominating and Corporate Governance Committee is responsible for recommending nominees for election to the Board at each Annual Meeting and for identifying one or more nominees to fill any vacancies that may occur on the Board. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Director. Nominees may come to the attention of the Nominating and Corporate Governance Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may also engage third party search firms experienced in identifying qualified Board candidates to assist in identifying potential nominees. Evaluations of prospective nominees typically include a review of the nominee’s background and qualifications by the Nominating Committee, interviews with the Nominating Committee as a whole, with one or more members of the Nominating Committee, or with one or more other Board members, and discussions of the Nominating Committee and the full Board. The Nominating Committee then recommends nominees to the full Board, with the full Board selecting the nominees to be nominated for election by the stockholders or to be elected by the Board to fill a vacancy.

The Board will consider candidates recommended by stockholders, and any stockholder who wishes to recommend a person to be considered for nomination by the Board may do so by submitting the candidate’s name and qualifications in writing to Belk, Inc. Board, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. Stockholders may directly nominate persons for Director in accordance with the provisions of our Certificate of Incorporation, a copy of which is on file with the Securities and Exchange Commission.

Related Person Transactions

It is our policy that any proposed transaction involving Belk and a related person (including our Directors, executive officers, 10% stockholders and immediate family members of the foregoing) must be brought to the Board for review and approval prior to entering into the transaction. In accordance with this policy, a proposed transaction is analyzed by the Board, and the full Board votes on whether to permit the transaction. However, if the person proposing the transaction is a Director, the Director recuses himself or herself from the Board’s discussion and vote. There have been no related person transactions since the beginning of fiscal year 2015.

COMMON STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of Class A and Class B Common Stock as of April 6, 2015 held by:

•	each of the Directors;

•	the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, calculated in accordance with SEC rules and regulations, during fiscal year 2015;

•	all Directors and executive officers as a group; and

•	each stockholder that holds more than 5% of the outstanding shares of our Class A and Class B Common Stock.

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)		Percent of Class(2)	Shares of Class B Common Stock Beneficially Owned(1)		Percent of Class(3)
Directors and Executive Officers:
Thomas M. Belk, Jr.	4,131,807	(4)	10.8	31,309	(5)	2.9
H.W. McKay Belk	3,383,519	(6)	8.8	2,287		*
John R. Belk	4,323,782	(7)	11.3	39,272	(8)	3.7
Erskine B. Bowles	—		*	11,502		1.1
Jerri L. DeVard	—		*	14,964		1.4
Elizabeth Valk Long	—		*	25,814		2.4
Thomas C. Nelson	—		*	31,344		2.9
John R. Thompson	—		*	23,814		2.2
John L. Townsend, III	—		*	24,814		2.3
Ralph A. Pitts	—		*	43,006		4.0
Adam M. Orvos	—		*	16,569		1.5
David B. Zant	—		*	13,535		1.3
All Directors and executive officers as a group (12 persons)	6,862,367		17.9	278,230		26.0
Other Five Percent Stockholders:
Claudia W. Belk	5,388,709	(9)	14.1	—		*
John M. Belk Educational Endowment	2,254,326	(10)	5.9	—		*
Mary Claudia Belk Pilon	5,941,433	(11)	15.5	17,773	(12)	1.7
Sarah Belk Gambrell	9,677,438	(13)	25.3	454	(14)	*
Katherine McKay Belk	4,192,737	(15)	10.9	49,450	(16)	4.6
Katherine Belk Morris	10,010,620	(17)	26.1	—		*
J. Kirk Glenn, Jr.	1,611,479	(18)	4.2	16,664		1.6
B. Frank Matthews, II	2,588,195	(19)	6.8	—		*
Susan N. Jamison	6,904,521	(20)	18.0	6,499		*
Bessemer Trust Company, N.A.	6,448,489	(21)	16.8	—		*

*	Beneficial ownership represents less than 1% of the applicable class of Belk’s outstanding common stock.

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as being beneficially owned by them.

(2)	38,300,291 shares of Class A Common Stock were outstanding as of April 6, 2015.

(3)	1,070,954 shares of Class B Common Stock were outstanding as of April 6, 2015.

(4)	Includes:

•	161,446 shares held by Thomas M. Belk, Jr. Grantor Retained Annuity Trust dated January 27, 2006.

•	153,837 shares held by Thomas M. Belk, Jr. Grantor Retained Annuity Trust dated 12/17/2010.

•	42,033 shares held by Thomas M. Belk, Jr. as custodian for his minor children.

•	34,951 shares held by Sarah Fortune Belk Revocable Trust dated 12/11/07. His wife is the trustee.

•

147,402 shares held by Adelaide Lucinda Fortune Belk Irrevocable Trust dated August 23, 2010. Adelaide Lucinda Fortune Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Adelaide Lucinda Fortune Belk. Sarah F. Belk, his wife, and Adelaide Lucinda Fortune Belk, the trustees, share voting and investment power.

•	144,441 shares held by Thomas M. Belk, III Irrevocable Trust dated September 7, 2010. Thomas M. Belk, III, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Thomas M. Belk, III. Sarah F. Belk, his wife, and Thomas M. Belk, III, the trustees, share voting and investment power.

•	143,390 shares held by Katherine McKay Belk Irrevocable Trust dated August 29, 2012. Katherine McKay Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Katherine McKay Belk. Sarah F. Belk, his wife, and Katherine McKay Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Margaret Elizabeth Belk. Sarah F. Belk, his wife, and Margaret Elizabeth Belk, the trustees, share voting and investment power.

•

36,765 shares held by Thomas M. Belk, Jr. & Sarah F. Belk Family Wealth Preservation Trust dated November 28, 2012, f/b/o Louisa Alexandra Belk. His wife, Sarah F. Belk, the trustee, has voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

484,684 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of Thomas M. Belk. Sarah Belk Gambrell, Katherine Belk Morris, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, the trustees, share voting and investment power.

•	100,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

18,797 shares held by The Belk Foundation. Thomas M. Belk, Jr., John R. Belk, Katherine Belk Morris, Mary Claudia Belk Pilon, Louise Porter Martin, Peter Gorman, Ophelia Garmon-Brown and Johanna Anderson share voting and investment power.

(5)	Includes:

•	624 shares held by Thomas M. Belk, Jr. as custodian for his minor children.

•

1,720 shares held by Adelaide Lucinda Fortune Belk Irrevocable Trust dated August 23, 2010. Adelaide Lucinda Fortune Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•	4,681 shares held by Thomas M. Belk, III Irrevocable Trust dated September 7, 2010. Thomas M. Belk, III, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

•	5,732 shares held by Katherine McKay Belk Irrevocable Trust dated August 29, 2012. Katherine McKay Belk, Thomas M. Belk, Jr. and Sarah F. Belk, the trustees, share voting and investment power.

(6)	Includes:

•	151,645 shares held by H.W. McKay Belk Grantor Retained Annuity Trust dated June 16, 2006.

•	82,305 shares held by H.W. McKay Belk 2010 Grantor Retained Annuity Trust.

•	26,453 shares held by H.W. McKay Belk as custodian for his minor children.

•	97,005 shares held by Katherine Whitner Belk Irrevocable Trust dated April 9, 2008. Katherine Whitner Belk, Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•	97,005 shares held by Nina Cabell Belk Irrevocable Trust dated April 4, 2008. Nina Cabell Belk, Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•

97,005 shares held by The Hamilton Witherspoon McKay Belk, Jr. Irrevocable Trust dated October 22, 2010. Hamilton Witherspoon McKay Belk, Jr., Nina Ferguson Belk and H.W. McKay Belk, the trustees, share voting and investment power.

•	2,548 shares held by Nina F. Belk, his wife.

•

149,527 shares held by Tres Casas Lodging, LLC. H.W. McKay Belk, Nina F. Belk, Nina Cabell Belk, Hamilton Witherspoon McKay Belk, Katherine Whitner Belk, William Daniel Belk and John Wilson Belk, members, share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

484,684 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of Thomas M. Belk. Sarah Belk Gambrell, Katherine Belk Morris, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, the trustees, share voting and investment power.

•	100,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

(7)	Includes:

•	161,104 shares held by John R. Belk Grantor Retained Annuity Trust dated January 23, 2006.

•	218,291 shares held by John R. Belk Grantor Retained Annuity Trust dated October 12, 2009.

•	156,777 shares held by John R. Belk Grantor Retained Annuity Trust dated October 22, 2010.

•	195,982 shares held by Kimberly Dupree Belk Revocable Trust dated July 27, 2007. His wife is the trustee.

•	190,139 shares held by Anna Dupree Belk Irrevocable Trust dated May 28, 2010. Anna Dupree Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o Anna Dupree Belk. Kimberly D. Belk, his wife, and Anna Dupree Belk, the trustees, share voting and investment power.

•	190,140 shares held by John Robert Belk, Jr. Irrevocable Trust dated August 11, 2011. John Robert Belk, Jr., John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o John Robert Belk, Jr. Kimberly D. Belk, his wife, and John Robert Belk, Jr., the trustees, share voting and investment power.

•	190,140 shares held by Frances Whitner Belk Irrevocable Trust dated August 18, 2014. Frances Whitner Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•

61,275 shares held by John R. Belk & Kimberly D. Belk Family Wealth Preservation Trust dated December 21, 2012, f/b/o Frances Whitner Belk. Kimberly D. Belk, his wife, and Frances Whitner Belk, the trustees, share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

484,684 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of Thomas M. Belk. Sarah Belk Gambrell, Katherine Belk Morris, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, the trustees, share voting and investment power.

•	100,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

18,797 shares held by The Belk Foundation. Thomas M. Belk, Jr., John R. Belk, Katherine Belk Morris, Mary Claudia Belk Pilon, Louise Porter Martin, Peter Gorman, Ophelia Garmon-Brown and Johanna Anderson share voting and investment power.

•	100,000 of these shares are subject to pledge.

(8)	Includes:

•	9,542 shares held by Anna Dupree Belk Irrevocable Trust dated May 28, 2010. Anna Dupree Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•	9,541 shares held by John Robert Belk, Jr. Irrevocable Trust dated August 11, 2011. John Robert Belk, Jr., John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

•	9,541 shares held by Frances Whitner Belk Irrevocable Trust dated August 18, 2014. Frances Whitner Belk, John R. Belk and Kimberly D. Belk, the trustees, share voting and investment power.

(9)	Includes:

•

614,582 shares held by Bessemer Trust Company, N.A., et al, Trustees U/A dated 12/29/76 with John M. Belk f/b/o Claudia W. Belk. Bessemer Trust Company, N.A., Susan N. Jamison and Katherine Belk Morris, the trustees, share voting and investment power.

•

1,331,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	119,087 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Voting and investment power is vested in Claudia W. Belk, the trustee.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

Claudia W. Belk’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(10)	Includes:

•	2,254,326 shares held by John M. Belk Educational Endowment. Voting and investment power is vested in Mary Claudia Belk Pilon.

John M. Belk Educational Endowment’s address is 4201 Congress Street, Suite 470, Charlotte, North Carolina 28209.

(11)	Includes:

•	119,087 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Voting and investment power is vested in Claudia W. Belk, the trustee.

•

702,117 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999, Bessemer Trust Company, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Bessemer Trust Company, N.A., the trustees, share voting and investment power.

•

476,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	60,698 shares held by Mary Claudia Belk Pilon as custodian for her minor children.

•	1,716 shares held by Jeffrey N. Pilon, her husband.

•	8 shares held by Claudia Watkins Belk Grantor Trust dated 2/23/96. Voting and investment power is vested in Claudia W. Belk and Mary Claudia Belk Pilon, co-trustees.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of John M. Belk. Sarah Belk Gambrell, Mary Claudia Belk Pilon, Jeffrey N. Pilon, Katherine Belk Morris and Susan N. Jamison, the trustees, share voting and investment power.

•	2,254,326 shares held by John M. Belk Educational Endowment. Voting and investment power is vested in Mary Claudia Belk Pilon.

•

18,797 shares held by The Belk Foundation. Thomas M. Belk, Jr., John R. Belk, Katherine Belk Morris, Mary Claudia Belk Pilon, Louise Porter Martin, Peter Gorman, Ophelia Garmon-Brown and Johanna Anderson share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

(12)	Includes:

•	17,773 shares held by Mary Claudia Belk Pilon as custodian for her minor children.

Mary Claudia Belk Pilon’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(13)	Includes:

•	186,078 shares held by Gambrell Legacy, LLC. Voting and investment power is vested in the managers Sarah Belk Gambrell, Sally Belk Gambrell and Larry D. Estridge.

•

1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trust for Thomas M. Belk is held by Sarah Belk Gambrell, Katherine Belk Morris, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk. Voting and investment power of the trust for John M. Belk is held by Sarah Belk Gambrell, Mary Claudia Belk Pilon, Jeffrey N. Pilon, Katherine Belk Morris and Susan N. Jamison. Voting and investment power of the trust for Sarah Belk Gambrell is held by Sarah Belk Gambrell, Sally Belk Gambrell, Larry D. Estridge, Carl Belk and Susan N. Jamison. Voting and investment power of the trusts for W.H. Belk, Jr. and Henderson Belk is shared by Sarah Belk Gambrell and Irwin Belk.

•

1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is held by Sarah Belk Gambrell. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by Sarah Belk Gambrell and Irwin Belk.

(14)	Includes:

•	454 shares held by Gambrell Legacy, LLC. Voting and investment power is vested in the managers Sarah Belk Gambrell, Sally Belk Gambrell and Larry D. Estridge.

Sarah Belk Gambrell’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(15)	Includes:

•	316,442 shares held by Katherine McKay Belk Cook Charitable Remainder Unitrust dated 11/1/02.

•	158,216 shares held by Katherine McKay Belk Grantor Retained Annuity Trust Number Ten dated April 26, 2010.

•	136,532 shares held by Katherine McKay Belk 2012 Grantor Retained Annuity Trust dated July 24, 2012.

•	198,505 shares held by Katherine McKay Belk 2013 Grantor Retained Annuity Trust dated May 30, 2013.

•	311,851 shares held by Katherine McKay Belk 2014 Grantor Retained Annuity Trust dated April 23, 2014.

•	373,694 shares held as custodian for her minor grandchildren.

•	100 shares held by James Fielder Cook (deceased), her husband.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•	100,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

(16)	Includes:

•	49,450 shares held as custodian for her minor grandchildren.

Katherine McKay Belk’s address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(17)	Includes:

•	322,818 shares held by Katherine B. Morris Grantor Retained Annuity Trust dated September 8, 2004.

•	12,125 shares held by Katherine Belk Morris 2008 Grantor Retained Annuity Trust Number Two dated May 27, 2008.

•	27,160 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Three dated August 30, 2010.

•	29,006 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Four dated August 30, 2010.

•	30,381 shares held by Katherine Belk Morris 2010 Grantor Retained Annuity Trust Number Five dated August 30, 2010.

•	132,897 shares held by Katherine Belk Morris 2011 Grantor Retained Annuity Trust Number One dated November 30, 2011.

•	20,614 shares held by Katherine W.M.B. Morris Irrevocable Trust dated 8/10/2004. Voting and investment power is held by Charles Walker Morris, her husband, and Lewis S. Morris, III, Co-Trustees.

•

196,146 shares held by Miss Katherine Belk Morris Irrevocable Trust dated January 10, 2003. Katherine Morris Stanley, Katherine Belk Morris and Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Katherine Morris Stanley. Charles Walker Morris, her husband, and Katherine Morris Stanley, the trustees, share voting and investment power.

•

196,146 shares held by Rebecca Price Morris Irrevocable Trust dated January 6, 2009. Rebecca Price Morris, Katherine Belk Morris and Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Rebecca Price Morris. Charles Walker Morris, her husband, and Rebecca Price Morris, the trustees, share voting and investment power.

•

196,146 shares held by Charles Walker Morris, Jr. Irrevocable Trust dated May 25, 2005. Charles Walker Morris, Jr., Katherine Belk Morris and Charles Walker Morris, the trustees, share voting and investment power.

•

24,500 shares held by Katherine Belk Morris Family Wealth Preservation Trust dated December 21, 2012, f/b/o Charles Walker Morris, Jr. Charles Walker Morris, her husband, and Charles Walker Morris, Jr., the trustees, share voting and investment power.

•	36,462 shares held by Charles Walker Morris Revocable Trust dated September 8, 2004. Her husband is the trustee.

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•	444,212 shares held by Milburn Investment Company. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

484,684 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees, share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of Thomas M. Belk. Sarah Belk Gambrell, Katherine Belk Morris, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, the trustees, share voting and investment power.

•	100,218 shares held by Katherine and Thomas Belk Foundation, Inc. Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris share voting and investment power.

•

614,582 shares held by Bessemer Trust Company, N.A., et al, Trustees U/A dated 12/29/76 with John M. Belk f/b/o Claudia W. Belk. Bessemer Trust Company, N.A., Susan N. Jamison and Katherine Belk Morris, the trustees, share voting and investment power.

•

702,117 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999, Bessemer Trust Company, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Bessemer Trust Company, N.A., the trustees, share voting and investment power.

•

1,331,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•

476,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of John M. Belk. Sarah Belk Gambrell, Mary Claudia Belk Pilon, Jeffrey N. Pilon, Katherine Belk Morris and Susan N. Jamison, the trustees, share voting and investment power.

•

18,797 shares held by The Belk Foundation. Thomas M. Belk, Jr., John R. Belk, Katherine Belk Morris, Mary Claudia Belk Pilon, Louise Porter Martin, Peter Gorman, Ophelia Garmon-Brown and Johanna Anderson share voting and investment power.

Katherine Belk Morris’ address is 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(18)	Includes:

•	871 shares held by Madlon C. Glenn, his wife.

•

1,000,000 shares held by Bank of America, N.A., Successor Trustee Daisy Belk Mattox Trustee Under Will Dtd 12/22/52, Modified 01/25/10. Voting power is vested in Bank of America, N.A., Successor Trustee, and investment power is vested in J. Kirk Glenn, Jr., Special Trustee.

J. Kirk Glenn, Jr.’s address is P.O. Box 2736, Winston-Salem, North Carolina 27102.

(19)	Includes:

•	128,282 shares held by Wells Fargo Bank, NA, B. Frank Matthews, II and Annabelle Z. Royster, Co-TTEES of the JH Matthews TUW FBO Annabelle Royster. The co-trustees have voting and investment powers.

•	500 shares held by Betty C. Matthews, his wife.

•

66,141 shares held by Robinson Investment Company; 425,077 shares held by Matthews Group Limited Partnership; 205,933 shares held by Elizabeth Matthews Welton Family Limited Partnership Phase II; and 1,760,000 shares held by the David Belk Cannon Foundation.

B. Frank Matthews, II’s address is P.O. Box 3737, Gastonia, North Carolina 28054.

(20)	Includes:

•	1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and

Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

614,582 shares held by Bessemer Trust Company, N.A., et al, Trustees U/A dated 12/29/76 with John M. Belk f/b/o Claudia W. Belk. Bessemer Trust Company, N.A., Susan N. Jamison and Katherine Belk Morris, the trustees, share voting and investment power.

•

702,117 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999, Bessemer Trust Company, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Bessemer Trust Company, N.A., the trustees, share voting and investment power.

•

1,331,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•

476,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of John M. Belk. Sarah Belk Gambrell, Mary Claudia Belk Pilon, Jeffrey N. Pilon, Katherine Belk Morris and Susan N. Jamison, the trustees, share voting and investment power.

•

228,016 shares held in a trust established by the Will of W.H. Belk for the benefit of Sarah Belk Gambrell. Sarah Belk Gambrell, Sally Belk Gambrell, Larry D. Estridge, Carl Belk and Susan N. Jamison, the trustees, share voting and investment power.

Susan N. Jamison’s address is c/o Belk Stores Services, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217.

(21)	Includes:

•

1,221,842 shares held by Brothers Investment Company, a corporation equally owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) and the heirs of Thomas M. Belk. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, heirs of Thomas M. Belk, share voting and investment power.

•

2,079,910 shares held by Montgomery Investment Company, a corporation owned by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees (“John M. Belk QTIP GST Non-Exempt Marital Trust”) as the majority shareholder and Mary Claudia Belk Irrevocable Trust dated 1/4/94. The co-trustees of John M. Belk QTIP GST Non-Exempt Marital Trust and Claudia W. Belk, trustee of Mary Claudia Belk Irrevocable Trust dated 1/4/94 share voting and investment power.

•

614,582 shares held by Bessemer Trust Company, N.A., et al, Trustees U/A dated 12/29/76 with John M. Belk f/b/o Claudia W. Belk. Bessemer Trust Company, N.A., Susan N. Jamison and Katherine Belk Morris, the trustees, share voting and investment power.

•

702,117 shares held by Mary Claudia Belk Irrevocable Trust dated January 22, 1999, Bessemer Trust Company, N.A., Susan N. Jamison and Katherine B. Morris, Co-Trustees. Mary Claudia Belk Pilon, Katherine Belk Morris, Susan N. Jamison and Bessemer Trust Company, N.A., the trustees, share voting and investment power.

•

1,331,761 shares held by John M. Belk QTIP GST Non-Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•	21,519 shares held by John M. Belk QTIP GST Exempt Marital Trust Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

•

476,758 shares held by John M. Belk GST Non Exempt Trust fbo Mary Claudia Belk Pilon Bessemer Trust Company, N.A., Susan N Jamison and Katherine B Morris, Co-Trustees. The co-trustees share voting and investment power.

Bessemer Trust Company, N.A.’s address is 3455 Peachtree Road, N.E., Suite 850, Atlanta, Georgia 30326-3257.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the fiscal year 2015 compensation program for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers for fiscal year 2015, calculated in accordance with SEC rules and regulations (collectively, the “NEOs”). It includes information regarding, among other things, the overall objectives and operation of our compensation program and each of its elements. Additionally, this CD&A discusses the role of the Compensation Committee (the “Committee”) in the governance and decision making associated with our executive compensation program.

Our NEOs for fiscal year 2015 are as follows:

•	Thomas M. Belk, Jr. — Chairman of the Board, Chief Executive Officer and Director (“CEO”);

•	Adam M. Orvos — Executive Vice President and Chief Financial Officer;

•	John R. Belk — President, Chief Operating Officer and Director;

•	David B. Zant — President and Chief Merchandising Officer; and

•	Ralph A. Pitts — Executive Vice President, General Counsel and Secretary.

Mr. Zant was promoted to the role of President and Chief Merchandising Officer effective August 11, 2014. Prior to his promotion, he was serving as our Executive Vice President, General Merchandising Manager of Men’s, Home and Kid’s.

Executive Summary

The Committee is responsible for the pay structure and decisions that are described in this CD&A. The Committee considers multiple factors to ensure that the compensation program is highly motivating, competitive and stockholder-aligned. The Committee places performance at the forefront of the executive compensation program. This performance orientation is demonstrated in the structure of executive compensation, the performance results that drive compensation decisions, and the resulting executive compensation decisions. For fiscal year 2015, we achieved results that were near the target levels for the performance goals under our incentive compensation programs. As a result, both the cash annual incentive awards and long-term incentive plan awards paid out at near target levels.

As shown in the Realized Pay Table on page 46, the CEO’s realized compensation decreased by 4% for fiscal year 2015 as compared to fiscal year 2014, and decreased 39% for fiscal year 2014 as compared to fiscal year 2013. The other continuing Named Executive Officers’ realized compensation also decreased.

Fiscal Year 2015 Business Performance

Despite challenges early in the year, we ended fiscal year 2015 with strong fourth quarter sales, which increased 5.2% for the nine week period ending January 3, 2015. In addition, fiscal year 2015 was our fifth consecutive year of comparable store sales increases. On a comparable store basis, net sales for fiscal year 2015 were up 1.5% compared to fiscal year 2015. Online sales increased by $83.4 million, or 43.3%, for the fiscal year, positively affecting comparable store sales by 2.1%. Overall, net sales for fiscal year 2015 totaled $4.11 billion, an increase of 1.8% compared with the prior year.

Although we enjoyed positive results for the 2015 holiday season and increased net sales for the fiscal year, our annual earnings continue to be impacted by additional expense associated with key strategic initiatives. Net income for fiscal year 2015 was $146.1 million compared to $158.5 million in the prior year.

Summary of Key Compensation Decisions for Fiscal Year 2015

The key compensation decisions by the Committee for fiscal year 2015 are listed below.

•

Base Salary Adjustments.    During fiscal year 2015, the Committee approved salary increases for Mr. Orvos and Mr. Zant. For Mr. Orvos, the Committee approved a 7.0 % increase effective March 16, 2014 based on a review of the comparator data gathered. For Mr. Zant, in recognition of his promotion to President and Chief Merchandising Officer, the Committee approved a base salary increase in line with the comparator data for his new position.

•

Fiscal Year 2015 Annual Incentive Plan.    Fiscal year 2015 awards under the Annual Incentive Plan were based on earnings before interest and taxes (“EBIT”) and sales achievement compared to our overall annual financial plan. The Committee approved the specific achievement level scale for each measure and set a threshold EBIT goal that was required to be met for any award to be earned. Based on our performance for the year, awards were earned at 89% of target.

•

Fiscal Year 2015 Executive Long-Term Incentive (“LTI”) Plan.    Fiscal year 2015 awards were based upon performance goals of sales, EBIT as a percentage of sales and return on invested capital (“ROIC”). Based on our performance for the year, LTI was earned at 97% of target.

Compensation and Governance Practices

We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a significant portion of pay to Company performance. Other compensation and governance practices that support these principles include the following:

WHAT WE DO	WHAT WE DON’T DO
✓ Pay for Performance: Our executives’ total compensation package emphasizes variable incentive pay.

   No Employment Agreements: We do not have employment agreements with any of our executive officers.

   No Hedging of Company Stock: We prohibit executives from engaging in hedging activities involving Company securities.

✓ Mitigate Undue Risk: Our compensation practices provide a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

✓        Cash Incentive Awards are Performance Based: The awards we make under our Annual Incentive Plan require that we achieve performance goals for EBIT and certain sales measures for the awards to be earned.

✓ Equity Awards are Performance Based: The LTI and Stretch Incentive Plan (“SIP”) awards we grant require that we achieve performance goals related to sales, EBIT and ROIC for the awards to be earned.

✓        Award Caps: Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined in all plans.

✓ Modest Perquisites: We provide only modest perquisites to our executive officers.

✓        Independent Compensation Consultant: The Compensation Committee engages a compensation consulting firm to provide advice regarding executive compensation. The Committee concluded that its consultant is independent.

✓       Stock Ownership Guidelines: We have stock ownership guidelines for our executive officers, including a target ownership of two times annual base salary for the NEOs. All of our executive officers are in compliance with the guideline.

Compensation Committee Overview

Charter.    The Committee operates under the terms of a written charter. The duties, responsibilities, and procedures of the Committee are governed by the charter. A copy of the charter is available at www.belk.com.

Scope of Authority.    The Committee is responsible for reviewing and approving the compensation paid to our executive officers. The Committee sets our equity grant policies, administers our compensation plans, and reviews and makes recommendations with respect to underlying compensation plan design. Additionally, the Committee recommends for Board approval the compensation for our non-employee Directors. The Committee Chair reports regularly to the Board.

Independence of Directors.    Our current Committee members are Elizabeth Valk Long, who is the Committee Chair, John R. Thompson and Jerri L. DeVard. All three Directors are independent within the meaning of applicable Nasdaq listing standards and satisfy the enhanced independence requirements applicable to compensation committee members under Nasdaq listing standards. Additionally, each member of the Committee is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

Management Participation in Meetings.    Members of management are regularly invited to participate in Committee meetings. Our CEO, Executive Vice President and Chief People Officer, and Vice President Total Rewards attend Committee meetings regularly. Our Vice President and Controller and Executive Vice President and General Counsel also frequently participate. Management’s role is to provide input and analysis for the Committee’s discussions. Although management makes recommendations with respect to compensation, the final determination for executive officer and Director compensation rests with the Committee.

Executive Sessions.    The Committee meets in executive session from time to time in which only the Committee members participate and may include the Committee’s independent compensation consultant. The executive sessions generally focus on setting our CEO’s compensation and performance goals and reviewing his performance each year.

Compensation Consultants

Scope of Engagement

In accordance with its charter, the Committee has the authority to engage compensation consultants. For fiscal year 2015, the Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. Pay Governance provided the following services to the Committee in fiscal year 2015:

•	data and insights with respect to plan design for our executive and Director compensation programs to be fair, reasonable and consistent with our compensation objectives and policies;

•	considerations with respect to and preparation of comparator data; and

•	review and comment on the CD&A.

Pay Governance has not been engaged to provide any other services to the Company.

The Company engaged Towers Watson to provide additional consulting services with respect to compensation. In fiscal year 2015, Towers Watson provided the following services to the Company:

•	benefits, retirement and investment consulting services with respect to compensatory plans that apply to a broad range of employees;

•	preparation of comparator data; and

•	insights with respect to our executive compensation programs.

Although the Committee considers the advice it receives from the consultants, the Committee is responsible for making final decisions as to the amount and form of compensation and the performance targets under our incentive compensation plans.

Compensation Consultant Independence and Conflict of Interest Assessment

The Company requested and received information from Pay Governance and Towers Watson addressing the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that the Committee’s consultant is independent and that the work of the consultants did not raise any conflict of interest.

Executive Compensation Guiding Principles

Our executive compensation program is designed to provide a rational, consistent and fair reward system. In making its decisions, the Committee takes into account our financial condition, the interests of our stockholders and the need to compensate individuals competitively and fairly for their contributions to Belk. The compensation principles used to guide the Committee’s decisions for fiscal year 2015 are as follows:

Component	Executive Compensation Guiding Principles
Business and Stockholder Alignment	• Compensation is used to retain and attract talented, highly skilled, and committed people who can embrace, expand and execute our vision for success.

•    Incentive arrangements in particular are intended to create ownership in our success and drive the executive actions and behaviors that improve profitability and maximize the overall economic value realized by our stockholders.

Performance Focus	• We compensate our executives for performance versus our overall financial plans. We use measurable objectives for our NEOs and all other executives.
• Awards delivered by our compensation plans reflect key performance standards related to achievement of our strategic, financial and operational goals.

•    Performance goals focus on measures that drive organizational financial success and stockholder value creation such as return on invested capital, earnings before interest and taxes, and sales. Successful achievement is determined against our overall financial plans.

• The performance measures, goals and payout opportunities are reviewed and, as appropriate, updated each year.

Comparability to Peers	• We consider the talent marketplace and competitive landscape in establishing a basis for fair compensation.
• Compensation levels are compared to publicly traded department store retailers, employers in the retail industry and general industry employers.
• Compensation design may include comparison to similarly performing peers in other industries.
• General compensation practices are evaluated in comparison to retailer and general industry peers.

Component	Executive Compensation Guiding Principles

Elements of Rewards and Pay Positioning

•    Our compensation opportunities generally include base salary, cash and equity incentive plans, and special circumstance incentive arrangements that promote retention and reward truly outstanding performance.

•    To retain and attract the necessary management talent, compensation generally is positioned at the market median. However, top performing executives may earn total pay opportunities up to the top quartile of the competitive market.

• While incentive plan targets are set at median, actual payouts may be above or below the median depending upon company performance and stock value fluctuations.
• Compensation is considered as only one element of the larger employee value proposition that we offer.

Variable Pay	• Our executives’ total compensation package emphasizes variable incentive pay.
• Approximately 60% to 80% of the total pay opportunity for NEOs is delivered through awards earned under our performance-based incentive compensation plans.

Comparator Data

To assist in establishing appropriate compensation levels, the Committee selects a group of comparator companies and asks the Company’s compensation consultant, Towers Watson, to compile applicable proxy compensation data for those companies. The Committee also asks the consultant to provide relevant published survey data with respect to compensation levels. The data gathered is intended to inform the Committee’s decision making. The data is also evaluated in light of our strategic and talent management objectives. The comparator data is only one of several factors considered by the Committee in making compensation decisions. The Committee assigns no particular weight to the comparator data.

In selecting comparator companies, the Committee noted that Belk has a unique regional focus, ownership structure and size, and that there are no other public companies that share these particular characteristics. As a result, the selection of companies for the comparator group was based on an assessment of various retail companies, including some national department stores and retailers, as competitors for both executive talent and customers. Market area and similarity in business model were also considered in determining the comparator group. For fiscal year 2015, the Committee chose to examine proxy data from the following companies:

Abercrombie & Fitch Co.	Bon-Ton Stores, Inc.	Limited Brands, Inc.
Aeropostale, Inc.	Dillard’s, Inc.	Macy’s, Inc.
American Eagle Outfitters, Inc.	GAP, Inc.	Nordstrom, Inc.
Ann Inc.	J.C. Penney Company, Inc.	The TJX Companies, Inc.
Bed Bath & Beyond, Inc.	Kohl’s Corporation	Williams-Sonoma, Inc.

Saks, Inc. was included in the peer group in previous years, but has been removed because the company was acquired.

The Committee also reviewed data from published surveys of Towers Watson, Mercer Human Resources Consulting and Hay Group. The Committee has no input as to the companies selected for use in these published surveys. These survey data reference sources were chosen because of the determination of their relevancy and fit with Belk.

Elements of Executive Compensation

In fiscal year 2015, our total executive compensation opportunity was delivered through base salary, cash incentive awards, equity incentive awards, and benefits and perquisites. Each element of executive compensation is described below.

Base Salary

Purpose.    Base salary is intended to compensate the executive for the fulfillment of the regular duties and responsibilities associated with the job role.

How the Committee Determines Annual Salary Adjustments.    The pay positioning for each NEO and annual salary adjustments take into account a number of factors, including internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. The Committee does not assign a particular weight to each factor.

Prior to the commencement of each fiscal year, the Committee reviews data from our comparator group, information provided by published surveys and salary increase trends for executive base pay. The CEO makes recommendations for the NEOs (other than himself) with respect to annual base salary adjustments. With respect to our CEO’s base salary increase, the Committee considers the same factors and determines an appropriate pay adjustment. The Committee makes the final determination for all base salary increases for the NEOs.

Individual performance evaluations are typically based upon objectives specific to each position as determined at the beginning of the fiscal year by the CEO and each NEO. Company performance with respect to sales, margin, expense management, EBIT and ROIC are considered. Performance against non-statistical objectives is also included in a final performance assessment.

Base salary is one of the three elements of total direct compensation, comprised of base salary plus cash incentive plus equity incentive, for each of our NEOs. Base salary is the only element that is not variable incentive pay.

Outcome for Fiscal Year 2015.    During fiscal year 2015, the Committee approved salary increases for Mr. Orvos and Mr. Zant. For Mr. Orvos, the Committee approved a 7.0 % increase to $615,000 effective March 25, 2014 based on a review of the comparator data gathered. For Mr. Zant, in recognition of his promotion to President and Chief Merchandising Officer, the Committee approved an annual base salary of $675,000 in line with the comparator data for his new position. Mr. Zant’s salary for fiscal year 2015 was prorated based on the date of his promotion, August 11, 2014.

Cash Incentive Awards

We provided an opportunity for cash incentive awards for fiscal year 2015 to our NEOs under the Belk, Inc. Annual Incentive Plan (the “Annual Incentive Plan”).

Annual Incentive Plan

Purpose.    The purpose of our Annual Incentive Plan is to reward achievement of EBIT and sales performance objectives, measured against predetermined fiscal year budgetary targets.

Plan Structure and Award Determination.    The Belk, Inc. Amended and Restated Annual Incentive Plan was last approved by our stockholders at the 2011 Annual Meeting. Awards payable to NEOs under the Annual Incentive Plan are intended to be deductible under Section 162(m) of the Code.

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Each participant has a target award opportunity expressed as a percentage of base salary. For purposes of this calculation, base salary for the NEOs is the annual base salary rate in effect on the 89th day after the beginning of the fiscal year.

•	Each participant has an assigned weighting for each performance measure. For the NEOs, the weighting is 60% EBIT and 40% sales.

•	Awards are paid only if at least 90% of the fiscal year EBIT target is achieved.

•	The maximum annual award payable under the Annual Incentive Plan to any participant for any fiscal year is $2,500,000.

•	Payouts from the Annual Incentive Plan are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

The plan also provides for an additional annual cash incentive award, which we call an overperformance award, if our EBIT performance equals or exceeds 105.1% of the fiscal year EBIT target or our sales performance equals or exceeds 102.1% of the fiscal year sales target. An achievement scale associated with each of the two measures is used to determine the overperformance award. The target incentive award under the Annual Incentive Plan for NEOs is determined according to the following formula:

Annual		Base Salary x		[(EBIT Achievement % x 60%) +		[Base Salary x
Cash	=	Target %	+	(Sales Achievement % x 40%)]	+	(EBIT Achievement ≥ 105.1%)
Incentive						+
Award						(Sales Achievement ≥ 102.1%)]

When EBIT achievement equals or exceeds 105.1% of plan or sales achievement equals or exceeds 102.1% of plan, an overperformance award is earned. The award is based on two independent sliding scales. The range of the overperformance award that can be earned is shown below:

EBIT Achievement as Compared to Target	Overperformance Award Earned (% of Base Salary)
105.1%	0.10%
108.0%	3.00%
110.0%	5.00%
Sales Achievement as Compared to Target	Overperformance Award Earned (% of Base Salary)
102.1%	0.17%
105.0%	5.00%

Calculating EBIT and Sales.    In calculating EBIT for compensation purposes for our Annual Incentive Plan, LTI Plan and SIP, we take net income calculated in accordance with US GAAP and add back income tax expense and net interest expense, then adjust for gains or losses on the sale of property and equipment, pension curtailment charges, impairment charges and other store closing costs, and other adjustments as permitted by our incentive plan guidelines. In calculating sales for compensation purposes for our Annual Incentive Plan, LTI and SIP, sales represents sales from our owned merchandise plus sales of our leased departments. This amount differs from the revenues reported on our statement of income, which represents sales of our owned merchandise, net revenue from our leased departments and revenues from our non-merchandise sales such as hair salons and gift wrap. In calculating EBIT as a percentage of sales for compensation purposes for our LTI plan, sales represents sales from our owned merchandise and does not include sales of our leased departments.

Factors Considered in Performance Goal Settings.    The Committee sets the target level for EBIT and sales at the beginning of the fiscal year in accordance with our annual financial plan. The Committee strives to set the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Factors Considered in the Individual Target Award Opportunity Determination.    As part of the competitive assessment process described above for base salary determination, the Committee evaluates the individual annual cash incentive opportunity under the Annual Incentive Plan for our NEOs. As with base salary adjustments, the Committee considers internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. Each NEO’s specific target opportunity is reviewed annually.

For the Annual Incentive Plan for fiscal year 2015, the Committee approved the target award, expressed as a percentage of base salary, and the corresponding dollar value at target. For our continuing NEOs, the fiscal year 2015 target opportunity as a percentage of base salary did not change from the fiscal year 2014 target opportunity as a percentage of base salary. The Committee approved an increase in the 2015 target opportunity for Mr. Zant in connection with his promotion, from 40% to 50% of his base salary, prorated for the date of his promotion. The following table shows the target opportunity as a percentage of base salary for fiscal year 2015, as well as the corresponding dollar value at target (reflects a blended rate for Mr. Zant):

Name	Target as Percentage of Base Salary (%)	Target Award ($)
Thomas M. Belk, Jr.	100%	1,071,225
Adam M. Orvos	40%	246,000
John R. Belk	60%	530,770
Ralph A. Pitts	40%	281,353
David B. Zant	46%	278,227

Applicable Performance Goal Determination.    The performance measures and goals are set to align with our Board-approved annual financial budget. For fiscal year 2015, the Committee continued to believe that EBIT and sales were the appropriate performance measures for the NEOs. Target performance is set to correspond with EBIT and sales levels as determined in the annual budget. For Mr. Zant, prior to his promotion on August 11, 2014, the performance measures included EBIT and sales, as well as sales and gross margin for his areas of responsibility. Subsequent to his promotion, the performance measures were aligned with the other NEOs. Mr. Zant’s award calculation reflects a blend of the performance goals for these periods.

Performance Goals.    The target performance goals for fiscal year 2015, which were approved by the Committee on March 25, 2014, were set at $275.0 million for EBIT and $4.150 billion for sales. These were consistent with the annual budget amounts as approved by the Board early in fiscal year 2015.

Payout Determination.    Awards are initially earned on achievement of quantitative goals. The Committee is informed of the awards determined based on the achievement of the quantifiable goals. After our financial statements are finalized, the Committee adopts a confirming resolution with respect to the goal achievement levels. The Committee may exercise discretion to adjust downward (but not upward) the awards to be paid to NEOs.

Outcome for Fiscal Year 2015.    For compensation purposes, we achieved $275.0 million in EBIT and $4.088 billion in sales in fiscal year 2015. As noted above, the plan structure requires that at least 90% of the EBIT target must be achieved for awards to be paid. In fiscal year 2015, EBIT achievement exceeded 90% of the EBIT target approved by the Committee. Based on our overall performance, awards were earned at 89% of target for fiscal year 2015. Prior to his promotion, Mr. Zant earned at 85% of his target, and subsequent to his promotion, he earned at 89%, consistent with the other NEOs.

Annual Incentive Plan for Fiscal Year 2016

The Compensation Committee has approved the Annual Incentive Plan for fiscal year 2016. It is substantially similar to the plan for fiscal year 2015.

Equity Incentive Awards

We had two equity incentive award plans in effect for fiscal year 2015: LTI and SIP. Based on our fiscal year 2015 performance, LTI awards were earned at 97% of target. SIP awards were granted in fiscal year 2014 and cover the three-year performance period from fiscal year 2014 through fiscal year 2016. Based on our cumulative performance for the first two years of the performance period, we are below the threshold level of performance required to earn the SIP awards.

Executive Long-Term Incentive (LTI) Plan

Purpose.    Our equity incentives have been designed to tie a significant part of our key executives’ total targeted direct compensation opportunity to our long-term goals as reflected in the value of our stock. Equity incentives intend to reward plan participants based on our long-term financial performance and enhancement of stockholder value. The LTI Plan was also designed to promote an “ownership mentality” and encourage the long-term retention of executives.

Plan Structure and Award Determination.    Awards under the LTI Plan are made pursuant to the Belk, Inc. 2010 Incentive Stock Plan. Awards to our NEOs are intended to be deductible under Section 162(m) of the Code.

•	The LTI Plan rewards financial performance achievement over a one-year period and paid in equal awards over two years.

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Each participant has a target award opportunity expressed as a percentage of base salary. For purposes of this calculation, base salary for the NEOs is the annual base salary rate in effect on April 15 of the performance period. The target award opportunity is converted to a target number of shares based upon the most current share valuation.

•	Measures used in the LTI Plan include: (1) EBIT as a percentage of sales, (2) sales and (3) ROIC.

•	For the NEOs, the weighting is 50% for the EBIT as a percentage of sales goal and 50% for the sales goal. This is the same weighting for all participants.

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No award is earned unless 65% of the targeted EBIT as a percentage of sales performance is achieved, at which point a minimum award of 20% of target shares is earned. For a larger award based on EBIT to be earned, 90.1% of the targeted EBIT as a percentage of sales performance must be achieved.

•	No award is earned based on sales unless 95% of the targeted sales performance is achieved.

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The amount of the award is increased if ROIC performance of 100% of target is achieved, up to a maximum increase of 15% if ROIC performance of 105% of target is achieved. However, we must also achieve 90% of EBIT for the award to be increased.

•	Payouts from the LTI Plan are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

The incentive award earned by NEOs, prior to any increase attributable to ROIC performance, is determined according to the following formula:

LTI Award (Number of Shares)	=	Target Shares (as calculated at the commencement of the performance cycle)	x	[(50% x % earned per LTI scale EBIT Achievement %) + (50% x % earned per LTI scale Sales Achievement %)]

The award is paid in shares of our Class B Common Stock. One-half of the shares underlying the awards are issued as soon as practical after the financial results are certified and our Compensation Committee approves the achievement of the goals under the plan, so long as the participant remains our employee through the date the shares are issued. The remaining one-half of the shares are issued as soon as practical after the fiscal year immediately following the performance period, so long as the participant remains our employee through the date the shares are issued. There are special rules for participants who die, become disabled, retire or are otherwise vested by the Committee during the performance period and the fiscal year following the performance period.

Factors Considered in Performance Target Settings.    Generally, the Committee will set the target level for EBIT as a percentage of sales, sales and ROIC at the beginning of the fiscal year in accordance with our annual financial plan. Minimum and maximum objectives are set below or above the target level. The Committee strives to set the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Factors Considered in the Individual Target Award Determination.    Similar to the process described above for base salary and the Annual Incentive Plan opportunity determination, the Committee considers internal equity considerations among executive officers, the experience level of the NEO, performance of the NEO over the last fiscal year and over the time the NEO has been our employee, our financial performance for the year and comparator data. After considering these factors, the Committee approves a minimum, target and maximum award level each year in dollars as a percentage of base salary. The approved dollar values are translated into an equivalent number of shares on the date of grant based on the most current share valuation.

For the LTI Plan for fiscal year 2015, the Committee approved the target award, expressed as a percentage of base salary and as a number of shares. For our continuing NEOs, the fiscal year 2015 target opportunity as a percentage of base salary did not change from the fiscal year 2014 target as a percentage of base salary. The Committee approved an increase in the 2015 target opportunity for Mr. Zant in connection with his promotion, from 70% to 85% of base salary, prorated for the date of his promotion. The following table shows the target opportunity as a percentage of base salary for fiscal year 2015, as well as the corresponding target award as a number of shares (reflects a blended rate for Mr. Zant):

Name	Target as Percentage of Base Salary (%)	Target Award (in shares) (#)
Thomas M. Belk, Jr.	200%	44,542
Adam M. Orvos	85%	10,868
John R. Belk	125%	22,990
Ralph A. Pitts	85%	12,430
David B. Zant	78%	9,949

Applicable Performance Goal Determination.    The performance measures and goals are set to align with our Board-approved annual financial budget. For fiscal year 2015, the Committee set target performance to correspond with EBIT as a percentage of sales, sales and ROIC levels as determined in the annual budget. The performance measures and goals are the same for all participants in the plan.

Performance Goals.    The target performance goals for fiscal year 2015, which were approved by the Committee on March 25, 2014, were set at 6.65% for EBIT as a percentage of sales, $4.150 billion for sales and 13.7% for ROIC. These were consistent with the annual budget amounts as approved by the Board early in fiscal year 2015.

Payout Determination.    Awards are earned solely on achievement of quantitative goals. The Committee is informed of the awards determined based on the achievement of the quantifiable goals. Similar to the process used with the Annual Incentive Plan, after our financial statements are finalized, the Committee adopts a confirming resolution with respect to the goal achievement levels. The Committee may exercise discretion to adjust downward (but not upward) the awards to be paid to NEOs and others.

Outcome for Fiscal Year 2015.    For compensation purposes, we achieved 6.75% for EBIT as a percentage of sales, $4.088 billion in sales and 13.4% in ROIC in fiscal year 2015. As compared to the performance goals, we achieved 101.5% of the EBIT as a percentage of sales target, 98.5% of the sales target and 97.8% of the ROIC target in fiscal year 2015. Based on our performance, LTI awards were earned at 97% of target. Fifty percent (50%) of the number of shares earned by the NEOs under the LTI Plan for fiscal year 2015 are included in the Outstanding Equity Awards at January 31, 2015 table and the remaining fifty percent (50%) are included in the Stock Vested in Fiscal Year 2015 table.

2014-2016 Stretch Incentive Plan

In fiscal year 2014, the Committee approved SIP awards. The SIP rewards achievement of cumulative EBIT and sales performance objectives over the three year period that began on the first day of fiscal year 2014 and will end on the last day of fiscal year 2016, measured against the predetermined performance goals. The SIP award is denominated in cash and, if earned, is settled in shares of our Class B Common Stock based on our stock price as of the end of fiscal year 2016.

No award will be earned for the EBIT portion of the award if we do not achieve at least 77% of the targeted EBIT performance, and no award will be earned for the sales portion of the award if we do not achieve at least 95.1% of the targeted sales performance. Payouts from the SIP are “at risk” and contribute to our goal of placing more weight on “at risk” pay.

Based on our performance for the first two years of the performance period, we are tracking below threshold levels. Currently, we do not anticipate that the SIP awards will be earned at the end of the performance period.

Equity Plan for Fiscal Year 2016

The Committee has approved the LTI Plan for fiscal year 2016. It is substantially similar to the plan for fiscal year 2015. Because the SIP plan covers the three year performance period from fiscal year 2014 through fiscal year 2016, the Committee did not approve a new SIP plan for fiscal year 2016.

Benefits and Perquisites

We provide benefits to our NEOs under the Deferred Compensation Plan, 2004 Supplemental Executive Retirement Plan (SERP), Belk Pension Plan, Pension Restoration Plan, Belk 401(k) Savings Plan and 401(k) Restoration Plan. We provide senior executive life insurance and long-term care insurance to our NEOs. We also provide certain perquisites. Each of these benefits and perquisites is described below.

Deferred Compensation Plan

Purpose.    In 2002, we established a voluntary non-qualified deferred compensation plan. The plan enables key employees, including our NEOs, to defer a portion of their salary and annual cash incentive awards. We maintain this plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent.

Plan Structure.    Under the non-qualified deferred compensation arrangement, our NEOs may defer payment of up to 25% of their combined base salary and annual incentive compensation. When first eligible, participants elect, subject to plan limits, the form of payment (lump sum or installment). Monies are deferred into an account to which interest is credited and are paid at (or beginning at) termination of employment.

Prior to January 1, 2009, the interest credited was based on Moody’s Average Composite Corporate Bond Yield Index as of November of each year plus 1.75%; effective January 1, 2009, the interest that is credited is based on a discretionary rate set by Belk and communicated to participants. For calendar year 2014, Belk set the discretionary rate at 5.84%. Interest is credited to the participants assuming plan year deferrals are in effect from the beginning of the year. Our obligations to the participants are unfunded; individuals who make deferrals are general, unsecured creditors of Belk.

NEO Deferrals.    In fiscal year 2015, the amounts deferred and the interest credited to the accounts of each of the NEOs were as follows:

Name	Deferral Amount ($)	Interest Credited ($)
Thomas M. Belk, Jr.	15,385	90,409
Adam M. Orvos	—	8,579
John R. Belk	200,000	217,720
Ralph A. Pitts	—	7,751
David B. Zant	186,750	82,341

The plan pays above-market interest, which represents the difference between market interest rates determined pursuant to SEC rules and the interest credited by the plan. The above market interest is included in the Summary Compensation Table for Fiscal Year 2015. For further details about account activity in fiscal year 2015, see the table for Non-Qualified Deferred Compensation in Fiscal Year 2015.

We have a similar non-qualified deferred compensation arrangement for our Directors. See Director Compensation for a description of the plan.

2004 Supplemental Executive Retirement Plan (SERP)

Purpose.    The SERP allows us to provide meaningful retirement benefits for key senior management. All NEOs are participants. The Committee believes that the SERP is an important component of an overall competitive compensation and benefits offering.

Plan Structure.    The SERP is a non-qualified defined contribution plan. Plan participants are general, unsecured creditors of Belk. We credit a specific amount each year to a participant’s bookkeeping account, and a benefit is paid based on those credits and any earnings.

At the SERP’s inception, an initial credit was made reflecting the net present value of the benefit accrued under a prior supplemental executive retirement plan arrangement (a defined benefit plan). On April 1 of each year, we may make an annual contribution credit equal to a percentage, if any, of the participant’s total cash compensation (base salary + annual cash incentive award) paid in the preceding calendar year. We also have the ability to make an additional discretionary credit in an amount we determine. For fiscal years 2013, 2014 and 2015 the annual contribution credit for all participants equaled 5% of the amount of each participant’s compensation in excess of the Internal Revenue Code limit.

Account balances are credited with interest at a rate established by the Committee as of each April 1. Such rate is calculated utilizing the trailing 10 year average of 10 year Treasury bills plus or minus 150 basis points.

Annual contribution credits cliff vest on the third anniversary of the date the contribution credit was credited to the plan. However, if the participant’s age and years of service equal 65, annual contribution credits vest immediately upon a participant’s “separation from service” (as defined in the SERP). Discretionary contributions are immediately vested. Accounts also become fully vested upon death or disability. Dependent upon specified circumstances, the form of payment is lump sum or installments.

For further details about account activity in fiscal year 2015, see the Non-Qualified Deferred Compensation Table for Fiscal Year 2015.

Belk Pension Plan and Pension Restoration Plan

Purpose.    These plans provide additional retirement benefits for our employees who meet certain eligibility requirements. Our NEOs, other than Mr. Orvos, participate in the Belk Pension Plan, and our NEOs, other than Mr. Orvos and Mr. Zant, participate in the Pension Restoration Plan.

Plan Structure.    Plan accruals under the Belk Pension Plan, a tax-qualified defined benefit plan, were frozen for most participants, including the participating NEOs, effective December 31, 2005 and were frozen for the remaining participants effective January 1, 2009. Participants in the pension plan, including the participating NEOs, continue to earn an interest credit on their account balances.

Eligible officers, including the participating NEOs, were invited to participate in the Pension Restoration Plan. This plan is a non-qualified defined contribution plan designed to provide an equivalent retirement benefit to that which the participating NEO would have received if the pension plan had not been frozen. However, effective January 1, 2009, the Pension Restoration Plan was amended to provide a discretionary contribution credit, which is not tied to the benefit a participant would have accrued under the Belk Pension Plan. We are not currently providing any contribution credits to the Pension Restoration Plan for any participants, including our participating NEOs, but all participants continue to receive interest credits.

Belk 401(k) Savings Plan and 401(k) Restoration Plan

Belk maintains the Belk 401(k) Savings Plan for its employees, including its NEOs. Prior to 2010, associates who are not participants in the Pension Plan were entitled to receive a higher match rate on pre-tax deferrals under the Belk 401(k) Savings Plan; however, effective January 30, 2010, the matching contribution was changed to a discretionary matching contribution. Employer match contributions are calculated at 100% of the first 4% of employees’ contributions, plus 50% on the next 2% of employees’ contributions, up to a total 5% employer match on eligible compensation.

Certain highly compensated employees, including our NEOs, may defer up to 25% of compensation into the Belk 401(k) Restoration Plan. This plan provides for a discretionary matching contribution credit to participants deferring under the plan. Effective for periods beginning on or after November 1, 2009, we may also (in our discretion) provide a credit to the accounts of participants who do not participate in the SERP. This credit may in our discretion include a credit equal to 5% of a participant’s compensation in excess of the Internal Revenue Code limit. Participants can designate an investment option from several provided by the plan.

Plan benefit payments will be made in a lump sum unless the participant has elected to receive annual installments over a five or ten year period. In the event of death before the payments have begun, benefits are paid in five annual installments.

Senior Executive Life Insurance

Purpose.    This benefit provides additional levels of income protection in the event of the death of certain key executives, including Messrs. Belk and Pitts. SERP participants who were entitled to death benefits under a prior supplemental executive retirement plan arrangement (which included Messrs. Belk and Pitts but did not include Messrs. Orvos or Zant) are covered by SERP life insurance. Additionally, Messrs. Belk are covered by a split dollar life insurance replacement plan. This plan replaces a split dollar benefit that was discontinued in fiscal year 2004. We maintain the life insurance program as part of our comprehensive package for financial security.

Plan Benefit.    We pay the annual premium on the SERP individual life insurance policy. The policies are designed with a payment schedule that contemplates all premium requirements being fulfilled by the time the insured reaches age 65. The insured (or his nominee) is the owner of the policy. During the insured’s active employment with us, the SERP life insurance policy has a face value of $750,000 for Messrs. Belk and $500,000 for Mr. Pitts. The benefit period is unlimited.

Coverage under the split dollar replacement plan is $7 million for Messrs. Belk under a second-to-die policy.

NEO Premiums.    Our payment of the SERP life insurance premium is taxable to the insured. If the insured leaves Belk before age 65, he may maintain the policy by assuming responsibility for premium payments. The split dollar replacement premiums are funded through the split dollar replacement plan. We provide tax gross ups related to the split dollar replacement policies. Amounts associated with these life insurance arrangements for Messrs. Belk and Pitts, are included in the all other compensation column in the Summary Compensation Table for Fiscal Year 2015.

Long-Term Care Insurance

Purpose.    This benefit provides protection against financial losses in the event of an extended illness after retirement for certain key executives, including Messrs. Belk and Pitts. SERP participants who were entitled to benefits under a prior supplemental executive retirement plan arrangement (which included Messrs. Belk and Pitts but did not include Messrs. Orvos or Zant) participate. We maintain this program as part of our comprehensive package for financial security.

Plan Benefit.    This benefit is underwritten by Mass Mutual Financial Group. During a covered NEO’s active employment with us, we pay the premium. If the covered NEO leaves our employment, he may maintain the policy by assuming responsibility for premium payments. The plan provides for a daily long-term care benefit expressed in dollars per day that commences after a 90-day elimination period.

NEO Premiums.    In fiscal year 2015, the premiums paid on behalf of the NEOs were as follows:

Long-Term Care Premium Paid ($)
Thomas M. Belk, Jr.	1,432
Adam M. Orvos	—
John R. Belk	1,266
Ralph A. Pitts	1,511
David B. Zant	—

Perquisites

Our NEOs receive minimal perquisites provided by or paid by us. These include payments under our automobile allowance program for Messrs. Orvos, Pitts and Zant and the company-owned car plan for Messrs. Belk. Additionally, as described above, we make payments related to split dollar life insurance replacement, SERP life insurance and long-term care insurance. Messrs. Belk receive tax and financial planning services, for which they reimburse us the annual aggregate incremental costs. In addition, our NEOs are permitted to use the Company plane for personal use, provided they reimburse us at the greater of the Standard Industry Fare Level amount (as determined in accordance with Internal Revenue Service rules and regulations) or our actual aggregate incremental cost for each flight. There was no unreimbursed personal use of the Company plane during fiscal year 2015.

These perquisites are provided by many companies in our peer group and in our industry. The Committee considers them reasonable and necessary for us to remain competitive in our retention and recruitment of executive officers. The Committee reviews the perquisites provided to the NEOs on a regular basis to ensure that they continue to be appropriate in light of the total compensation package.

Risk Assessment of Compensation Policies and Practices

Consistent with SEC requirements, we have assessed the Company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Although a significant portion of the compensation of our senior executives, including our NEOs, is performance-based and “at-risk,” we believe our compensation plans are appropriately structured, based on the following elements of our compensation programs and policies:

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the financial performance goals of our incentive compensation programs are the budgeted objectives that are reviewed and approved by the Board, and incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined in all plans; and

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the principal financial performance measures for our incentive programs, sales and EBIT performance, are generally the same for all of our executives, including our NEOs, and we maintain internal controls over financial reporting and the measurement and calculation of compensation goals that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our NEOs.

Compensation Committee Report

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for our executive officers, reviewing and approving our compensation plans for our executive officers, establishing the performance goals on which our compensation plans are based and setting the overall compensation principles that guide its decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2015 proxy statement for filing with the Securities and Exchange Commission.

Elizabeth Valk Long, Chairman

Jerri L. DeVard

John R. Thompson

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2015

The following table sets forth information concerning compensation for the NEOs for fiscal years 2013, 2014, and 2015. Following this table, we include a realized pay table that shows the compensation the NEOs actually received for fiscal year 2015 as compared to fiscal year 2014 and fiscal year 2013.

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas M. Belk, Jr.	2015	1,071,225	2,142,470	955,533	253,693	209,906	4,632,827
Chairman of the Board,	2014	1,067,045	4,284,900	—	115,730	222,255	5,689,930
Chief Executive Officer;	2013	1,050,192	2,070,029	1,099,170	164,441	215,307	4,599,139
Director

Adam M. Orvos(7)	2015	610,384	522,751	216,911	5,478	46,616	1,402,140
Executive Vice President and	2014	575,000	1,293,750	—	5,564	43,498	1,917,812
Chief Financial Officer
John R. Belk	2015	884,617	1,105,819	467,962	312,266	149,153	2,919,817
President, Chief Operating	2014	881,165	2,432,750	—	149,811	147,467	3,611,193
Officer; Director	2013	867,248	1,068,389	539,744	184,232	149,281	2,808,894

Ralph A. Pitts	2015	703,383	597,883	248,083	106,175	72,969	1,728,493
Executive Vice President,	2014	701,019	1,582,650	—	29,908	74,673	2,388,250
Secretary	2013	692,920	580,462	287,499	61,749	74,998	1,697,628
David B. Zant(8)	2015	606,019	478,547	243,499	78,736	45,282	1,452,083
President and Chief
Merchandising Officer

(1)	Fiscal year 2015 is the period from February 2, 2014 through January 31, 2015. Fiscal year 2014 is the period from February 3, 2013 through February 1, 2014. Fiscal year 2013 is the period from January 29, 2012 through February 2, 2013.

(2)	Thomas M. Belk, Jr., John R. Belk and David B. Zant deferred a portion of their fiscal year 2015 salary into our deferred compensation plans, as described in Non-Qualified Deferred Compensation in Fiscal Year 2015. Each of the NEOs also contributed a portion of their salary to our 401(k) plan.

(3)	This column represents the aggregate grant date fair value for stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 15 to the consolidated financial statements in the Form 10-K filed on April 14, 2015 for the fiscal year ended January 31, 2015. A description of these awards is set forth in the Compensation Discussion and Analysis.

In fiscal years 2015, 2014 and 2013, there were awards granted under the LTI equity program. Under SEC rules, we are required to include in this column the grant date fair value of the equity awards in the year that they are granted based on the probable outcome of the award on the date of grant. Based on our performance for fiscal year 2015, LTI was earned at 97% of target.

In fiscal year 2014, we granted awards under the SIP program. Under SEC rules, we are required to include in the column the grant date fair value of the SIP awards in the year that they were granted based on the probable outcome of the award on the date of grant, even though the SIP award cannot be earned until the end of fiscal year 2016. As a result, the amount included in the column for the SIP award reflects the target value of the potential award that can be earned, even though no amount ultimately may be earned, and even though, if earned, no amount will be paid until after the end of fiscal 2016.

For awards that are subject to performance conditions, the grant date fair value is based on a probability analysis as of the date of grant. In accordance with SEC rules, we also are required to disclose the grant date fair values for awards with performance conditions assuming maximum performance.

Name	Fiscal Year	Grant Date Fair Value Assuming Maximum LTI Plan Stock Awards ($)	Grant Date Fair Value Assuming Maximum SIP Stock Awards ($)
Thomas M. Belk, Jr.	2015	3,695,764	—
	2014	3,695,750	3,213,700
	2013	3,570,816	—
Adam M. Orvos	2015	901,779	—
	2014	843,100	1,207,500
	2013	—	—
John R. Belk	2015	1,907,550	—
	2014	1,907,550	1,990,400
	2013	1,842,977	—
Ralph A. Pitts	2015	1,031,360	—
	2014	1,031,400	1,477,150
	2013	1,001,314	—
David B. Zant	2015	825,540	—

(4)	This column reflects the amounts paid under the Annual Incentive Plan for the applicable fiscal year. Fiscal year 2015 awards under the Annual Incentive Plan were earned at 89% based on EBIT and sales achievement. See the Compensation Discussion and Analysis for a discussion of the Annual Incentive Plan and the LTI for fiscal year 2015.

(5)	This column represents the above-market interest for the non-qualified deferred compensation plan and SERP in the applicable year. The following table shows the change in pension value and above market interest for each plan for fiscal year 2015:

Name	Change in Value in Belk Pension Plan ($)	Above- Market Earnings on DCP ($)	Above- Market Earnings on SERP ($)	Total ($)
Thomas M. Belk, Jr.	167,977	49,831	35,885	253,693
Adam M. Orvos	—	4,655	823	5,478
John R. Belk	171,425	118,122	22,719	312,266
Ralph A. Pitts	88,359	4,481	13,335	106,175
David B. Zant	32,127	45,081	1,528	78,736

Our defined benefit pension plan was frozen for all NEOs effective December 31, 2005. See Pension Benefits for Fiscal Year 2015 for additional information about the plan, including the present value assumptions used in this calculation. For the deferred compensation plan, above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 5% to 15% interest credited on salary deferred under various salary deferral plans in effect between 1986 and 2014. For the SERP, above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the interest credited under the plan. See Non-Qualified Deferred Compensation for Fiscal Year 2015 for additional information about the plans.

(6)	Amounts in this column for fiscal year 2015 are comprised of the following:

Name	Insurance Bonus ($)(a)	Auto Amounts ($)(b)	Tax Gross Ups ($)(c)	Company Contributions to Defined Contribution Plans ($)(d)	Other Total ($)(e)	Total ($)
Thomas M. Belk, Jr.	59,773	7,895	34,445	107,583	210	209,906
Adam M. Orvos	—	9,000	—	37,616	—	46,616
John R. Belk	37,838	18,418	20,484	71,123	1,290	149,153
Ralph A. Pitts	13,451	9,000	—	49,558	960	72,969
David B. Zant	—	9,000	—	35,202	1,080	45,282

(a)	Insurance bonus consists of three components: split dollar replacement insurance, SERP life insurance and SERP long-term care insurance. Only Messrs. Belk are eligible for split dollar replacement insurance bonus.

(b)	Represents the aggregated incremental cost of the personal use of a company-provided automobile or the amount of an annual automobile allowance, as applicable.

(c)	Tax gross up amounts relate to split dollar replacement insurance bonus.

(d)	Company contributions to defined contribution plans include contributions to our 401(k) savings plan in the following amounts: Thomas M. Belk, Jr. — $12,231; Adam M. Orvos — $13,154; John R. Belk — $13,000; Ralph A. Pitts — $13,000; and David B. Zant — $10,476. We also make contributions on behalf of the NEOs to our non-qualified deferred compensation plans, as described in the non-qualified deferred compensation table.

(e)	Represents the amount paid by the Company for access to a fitness club for Messrs. Belk, and a mobile device allowance for Messrs. John R. Belk, Pitts and Zant.

Messrs. Belk also receive tax and financial planning services. They reimburse us for the annual aggregate incremental costs for this benefit. In addition, our NEOs are permitted to use the company plane for personal use. The NEOs reimburse us at the greater of the Standard Industry Fare Level amount (as determined in accordance with Internal Revenue Service rules and regulations) or our actual aggregate incremental cost for each flight.

(7)	Mr. Orvos assumed the role of Executive Vice President and Chief Financial Officer effective May 5, 2013. He served as Executive Vice President Human Resources prior to that date. In accordance with SEC rules, because Mr. Orvos first became an NEO in fiscal year 2014, only his compensation information beginning in fiscal year 2014 is included in the table.

(8)	Mr. Zant assumed the role of President and Chief Merchandising Officer effective August 11, 2014. He served as Executive Vice President and General Merchandising Manager of Men’s, Home and Kid’s prior to that date. In accordance with SEC rules, because Mr. Zant first became an NEO in fiscal year 2015, only his compensation information beginning in fiscal year 2015 is included in the table.

Realized Pay Table

The table below is a supplement to the Summary Compensation Table for Fiscal Year 2015. This table is intended to better show the compensation actually realized by the NEOs for fiscal years 2015, 2014 and 2013. As demonstrated by the table below, the Chief Executive Officer’s realized compensation decreased 4% for fiscal year 2015 as compared to fiscal year 2014, and decreased 39% for fiscal year 2014 as compared to fiscal year 2013. The realized compensation for the other continuing Named Executive Officers also decreased.

The realized pay table is not a substitute for the summary compensation table. The principal differences between the tables are as follows:

•	The realized pay table includes the salary, cash awards earned under the annual incentive plan and the all other compensation amounts for the applicable fiscal year.

•	The realized pay table includes the value of the stock awards that vested during the applicable year.

•	The realized pay table does not include the change in pension value and non-qualified deferred compensation earnings, as these amounts were not actually realized by the NEOs during the year.

Name	Fiscal Year	Salary ($)	Stock Awards Realized ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Realized ($)
Thomas M. Belk, Jr.	2015	1,071,225	1,726,984	955,533	209,906	3,963,648
	2014	1,067,045	2,837,226	—	222,255	4,126,526
	2013	1,050,192	4,396,700	1,099,170	215,307	6,761,369
Adam M. Orvos	2015	610,384	413,224	216,911	46,616	1,287,135
	2014	575,000	642,519	—	43,498	1,261,017
John R. Belk	2015	884,617	891,352	467,962	149,153	2,393,084
	2014	881,165	1,667,483	—	147,467	2,696,115
	2013	867,248	2,472,450	539,744	149,281	4,028,723
Ralph A. Pitts	2015	703,383	481,936	248,083	72,969	1,506,371
	2014	701,019	1,029,966	—	74,673	1,805,658
	2013	692,920	1,473,150	287,499	74,998	2,528,567
David B. Zant	2015	606,019	358,848	243,499	45,282	1,253,648

(1)	Amounts shown reflect the value of shares of common stock earned by the NEOs during the applicable fiscal years upon time-based or performance-based vesting of stock, calculated using the independent appraisal closest to the date of vesting. See the Summary Compensation Table for Fiscal Year 2015 for details on amounts shown in other columns.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table provides information about the equity and non-equity awards granted to the NEOs in fiscal year 2015.

Name	Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas M. Belk, Jr.	AIP		535,613	1,071,225	1,713,960
	LTI FY15	4/1/2014				8,909	44,542	76,835	2,142,470
Adam M. Orvos	AIP		123,000	246,000	430,500
	LTI FY15	4/1/2014				2,174	10,868	18,748	522,751
John R. Belk	AIP		265,385	530,770	884,617
	LTI FY15	4/1/2014				4,598	22,990	39,658	1,105,819
Ralph A. Pitts	AIP		140,677	281,353	492,368
	LTI FY15	4/1/2014				2,486	12,430	21,442	597,883
David B. Zant(4)	AIP		139,114	278,227	478,460
	LTI FY15	4/1/2014				1,990	9,949	17,163	478,547

(1)	These columns show the possible payout for each NEO under the Annual Incentive Plan for fiscal year 2015 (including the overperformance award) if the threshold, target or maximum goals are satisfied. The payouts are performance-driven and therefore completely “at risk.” Based on our performance for the year, awards were earned at 89% of target under the Annual Incentive Plan for fiscal year 2015. A description of the Annual Incentive Plan for fiscal year 2015 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis.

(2)	These columns show the potential number of shares that could be issued under the LTI Plan for fiscal year 2015 if the threshold, target or maximum goals are satisfied. The awards are performance-driven and therefore completely “at risk.” A description of LTI FY15 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis. Based on our performance for the year, LTI FY15 was earned at 97% of target.

(3)	This column reflects the grant date fair values of the LTI FY15 awards at target under ASC Topic 718. The grant date fair value was $48.10 per share as determined by an independent appraisal.

(4)	Amounts shown for Mr. Zant for threshold, target and maximum are prorated due to his promotion during the year.

Outstanding Equity Awards at January 31, 2015

The following table sets forth information with respect to all outstanding equity awards for the NEOs at January 31, 2015. Although our 2010 Incentive Stock Plan authorizes the issuance of options, no options have been granted to the NEOs.

Name	Plan	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Thomas M. Belk, Jr.	LTI FY15	21,625	1,211,000
	2014-16 SIP	(2)	428,500
Adam M. Orvos	LTI FY15	5,276	295,456
	2014-16 SIP	(2)	161,000
John R. Belk	LTI FY15	11,162	625,072
	2014-16 SIP	(2)	265,400
Ralph A. Pitts	LTI FY15	6,035	337,960
	2014-16 SIP	(2)	196,950
David B. Zant	LTI FY15	4,830	270,480
	2014-16 SIP	(2)	141,450

(1)	The market value of the LTI FY15 awards is calculated by multiplying the number of shares that have not vested by the fair market value of our stock as of January 31, 2015 of $56.00, as determined by an independent appraisal.

(2)	The SIP award is denominated in cash and, if earned, will be settled in shares of our Class B Common Stock. The actual number of shares granted, if any, will be determined based on our stock price on the date the shares are granted. The market value reflects the threshold value of the SIP award.

LTI Plan Awards.    The fiscal year 2015 LTI awards were granted on March 25, 2014. The LTI Plan rewards financial performance and achievement over a one-year period compared to a one-year budget plan. Based on our performance, LTI awards were earned at 97% of target. One-half of the shares that were earned are reflected in the Stock Vested in Fiscal Year 2015 table below. The remaining one-half of the shares, which are set forth above, will be issued as soon as practical after the fiscal year immediately following the performance period, so long as the participant remains our employee through the date the shares are issued. A description of the LTI Plan for fiscal year 2015 and the performance goals for determining the payouts under the plan are set forth in the Compensation Discussion and Analysis.

SIP Awards.    The 2014-16 Stretch Incentive Plan awards were granted on March 26, 2013. The SIP rewards achievement of EBIT and sales performance objectives over the period that began on the first day of fiscal year 2014 and ends on the last day of fiscal year 2016, measured against the predetermined performance goals. The SIP award is denominated in cash and, if earned, will be settled in shares of our Class B Common Stock. One-half of any SIP award earned will be granted after the end of fiscal year 2016, and the balance of any award earned will be granted after the end of fiscal year 2017. The actual number of shares granted, if any, will be determined based on our stock price on the date the shares are granted.

Based on our performance for the first two years of the 2014-16 SIP performance period, we are tracking below threshold levels. Currently, we do not anticipate that the SIP awards will be earned at the end of the performance period. A description of the SIP is set forth in the Compensation Discussion and Analysis.

Stock Vested in Fiscal Year 2015

The following table sets forth information concerning the amounts realized by the NEOs. Although our 2010 Incentive Stock Plan authorizes the issuance of options, no options have been granted to the NEOs.

Name	Plan	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas M. Belk, Jr.	LTI FY15	21,626	1,211,056
	LTI FY14	9,213	515,928
Adam M. Orvos	LTI FY15	5,277	295,512
	LTI FY14	2,102	117,712
John R. Belk	LTI FY15	11,162	625,072
	LTI FY14	4,755	266,280
Ralph A. Pitts	LTI FY15	6,035	337,960
	LTI FY14	2,571	143,976
David B. Zant	LTI FY15	4,831	270,536
	LTI FY14	1,577	88,312

(1)	The value realized on vesting is calculated by multiplying the number of shares issued by the fair market value of our stock of $56.00, as determined by an independent appraisal. The table reflects the gross number of shares issued. The actual number of shares issued may be reduced to pay taxes, at the election of the NEO. The awards were granted in connection with the LTI Plan for fiscal years 2015 and 2014.

LTI Plan Awards.    Based on company performance, awards under the LTI Plan for fiscal year 2015 were earned at 97% of target. The one-half of the shares which were earned under the LTI Plan for fiscal year 2015 and that were deemed to be vested as of January 31, 2015 for purposes of this table are reflected in the table above. The table also reflects the remaining one-half of the shares earned under the LTI Plan for fiscal year 2014 that were issued in fiscal year 2015. A description of the plan is set forth in the Compensation Discussion and Analysis.

Pension Benefits for Fiscal Year 2015

The following table sets forth information concerning accrued pension benefits for the NEOs under the Belk Pension Plan as of January 31, 2015. Mr. Orvos is not eligible to participate in the Belk Pension Plan. There were no payments to the NEOs under the Belk Pension Plan during fiscal year 2015.

Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas M. Belk, Jr.	Belk Pension Plan	24	887,310
Adam M. Orvos	—	—	—
John R. Belk	Belk Pension Plan	21	756,807
Ralph A. Pitts	Belk Pension Plan	10	496,599
David B. Zant	Belk Pension Plan	3	155,612

Benefit accruals (but not interest credits) under the Belk Pension Plan were frozen for most participants, including the participating NEOs, effective December 31, 2005. Effective January 1, 2009, we suspended benefit accruals (but not interest credits) for the remaining participants for one year. Effective as of December 31, 2009, we amended the Belk Pension Plan to permanently cease benefit accruals (but not interest credits) for these remaining participants. The present value of accumulated benefits is based on the account balance as of the date a participant’s benefit accruals ceased, projected to the normal retirement age under the plan of 65, using the plan’s crediting rate of 6.5% and converted to the normal form of payment, which is assumed to be 33% probability of electing 15 year certain annuity and 67% probability of electing life annuity. Benefits are discounted from age 65 using a 3.5% discount rate, which is the January 31, 2015 measurement date assumption used for financial reporting.

An NEO is entitled to early retirement benefits under the Belk Pension Plan upon the attainment of age 55 and the completion of five years of service at Belk, in which he worked at least 1,000 hours of service per year. Currently, Messrs. Belk, Pitts and Zant are the NEOs eligible for early retirement. If they had elected to retire as of January 31, 2015, the approximate present value of their accumulated benefit under the Belk Pension Plan would be as follows: Thomas M. Belk, Jr. — $647,052; John R. Belk — $488,108; Ralph A. Pitts — $374,248; and David B. Zant — $106,944, assuming election of the 15 year certain annuity and discounted using a 3.5% discount rate.

Upon the death of an NEO, his spouse is entitled to benefits under the Belk Pension Plan if the NEO had completed five years of service, in which he worked at least 1,000 hours per year.

Non-Qualified Deferred Compensation in Fiscal Year 2015

The following table sets forth information regarding deferred compensation that is not tax-qualified for the NEOs at January 31, 2015. The material terms of the plans are described below the table.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)
Thomas M. Belk, Jr.	SERP	—	95,352	192,071	—	3,930,109
	DCP	15,385	—	90,409	—	1,656,994
	401(k) Restoration Plan	—	—	5,308	—	84,676
	Pension Restoration	—	—	3,470	—	57,008

	Total	15,385	95,352	291,258	—	5,728,787
Adam M. Orvos	SERP	—	24,462	4,208	—	89,918
	DCP	—	—	8,579	—	155,892
	401(k) Restoration Plan	—	—	175	—	2,970
	Pension Restoration	—	—	—	—	—

	Total	—	24,462	12,962	—	248,780
John R. Belk	SERP	—	58,123	121,620	—	2,488,165
	DCP	200,000	—	217,720	(13,745)	3,941,802
	401(k) Restoration Plan	—	—	5,892	—	93,781
	Pension Restoration	—	—	2,993	—	49,166

	Total	200,000	58,123	348,225	(13,745)	6,572,914
Ralph A. Pitts	SERP	—	36,558	71,366	—	1,460,470
	DCP	—	—	7,751	—	140,848
	401(k) Restoration Plan	—	—	19,547	—	309,164
	Pension Restoration	—	—	2,925	—	48,052

	Total	—	36,558	101,589	—	1,958,534
David B. Zant	SERP	—	24,726	7,996	—	167,143
	DCP	186,750	—	82,341	—	1,508,942
	401(k) Restoration Plan	102,225	—	33,856	—	579,652
	Pension Restoration	—	—	—	—	—

	Total	288,975	24,726	124,193	—	2,255,737

(1)	Certain amounts in these columns are also reported in the Summary Compensation Table for Fiscal Year 2015, as follows:

Name	Reported in Salary or Non-Equity Incentive Compensation Columns ($)	Reported in Change in Pension Value and Non-Qualified Deferred Compensation Earnings Column ($)	Reported in All Other Compensation Column ($)	Total ($)
Thomas M. Belk, Jr.	15,385	85,716	95,352	196,453
Adam M. Orvos	—	5,478	24,462	29,940
John R. Belk	200,000	140,841	58,123	398,964
Ralph A. Pitts	—	17,816	36,558	54,374
David B. Zant	288,975	46,609	24,726	360,310

(2)	Amounts include executive contributions previously reported as salary or non-equity incentive compensation in the summary compensation table in prior year proxy statements, or that would have been reported in prior year proxy statements had the executive been a named executive officer in such prior year, as follows: Thomas M. Belk, Jr. — $1,148,275; Adam M. Orvos — $131,413; John R. Belk — $2,431,222; Ralph A. Pitts — $183,644; and David B. Zant — $1,209,828. Amounts also include above-market earnings that were reported as all other compensation in the summary compensation table in prior year proxy statements.

2004 Supplemental Executive Retirement Plan (SERP)

We maintain a supplemental executive retirement plan that covers a select group of management and highly compensated employees. The SERP is a non-qualified defined contribution plan that provides an annual contribution credit not to exceed 11% of eligible cash compensation.

For fiscal year 2015 for all SERP participants, we made a discretionary contribution credit equal to 5% of the amount of each participant’s compensation in excess of the limit set forth in Internal Revenue Code §401(a)(17). Account balances are credited with interest at a rate established by the Executive Committee as of each April 1, in accordance with the SERP.

Normal retirement under the SERP is defined as age and years of service equal to 65. Messrs. Belk, Pitts and Zant all have age and years of service greater than 65 and are therefore fully vested in the plan. Mr. Orvos is 100% vested in discretionary contributions. If an executive terminates, becomes disabled, or retires before age and years of service equals 65, at the time of termination, the account balance is paid out in a lump sum. If age and years of service equal 65, the executive’s account balance is paid out based on the payment term selected by the executive. In the event of death, prior to termination or during payment status, the account balance will then be paid to the executive’s designated beneficiary in a lump sum payment.

Deferred Compensation Plan (DCP)

We maintain a Deferred Compensation Plan for certain members of senior management. Participants may elect to defer a portion of their cash compensation, subject to certain limitations prescribed by the DCP. Eligible employees may enroll in the DCP annually. We provide an interest credit on the amounts deferred by the participant. The historical interest rates vary from 5% to 15% per year.

Participants are entitled to receive the amount credited to their deferred compensation account in the event of termination of employment. If termination occurs before the executive reaches age 55, the account balance will be paid out in a lump sum. If the termination occurs on or after the date the executive reaches age 55, the executive is paid out in a lump sum or five, ten, or 15 year annual installments, based on the executive election on file. In the event of death prior to termination, the executive’s designated beneficiary is paid out over five years.

We continue to maintain a deferred compensation plan under which our NEOs previously deferred compensation. No new deferrals are made under this previous plan. The amounts previously deferred are paid in the event of termination of employment pursuant to the terms of such plan.

401(k) Restoration Plan

We established the Belk 401(k) Restoration Plan for highly compensated employees on January 1, 2004. Participants may defer up to 25% of compensation into the plan. The Belk 401(k) Restoration Plan provides for a discretionary contribution credit to certain highly compensated employees. Effective for periods beginning on or after November 1, 2009, we may also, in our discretion, provide a credit to the accounts of participants who do not participate in the SERP. This credit may, in our discretion, include a credit equal to 5% of a participant’s compensation in excess of certain qualified retirement plan limits. Participants can designate an investment option from several provided by the plan.

Plan benefit payments will be made in a lump sum unless the participant has elected to receive annual installments over a five or ten year period. In the event of death prior to termination, the participant’s designated beneficiary is paid out over five years, irrespective of the benefit payment election.

Pension Restoration Plan

On December 31, 2005, we amended the Belk Pension Plan to freeze benefits for all officers and other associates, except for a grandfathered group who met certain age and vesting requirements. Effective January 1, 2009, we expanded the freeze (first on a temporary basis and then permanent basis) to all participants. All associates affected by the freeze continue to earn interest credits, as defined by the plan, on their pension balance.

Beginning in fiscal year 2007, the officers affected by the freeze who met certain age and vesting requirements, including each of the NEOs, were invited to participate in a non-qualified plan providing (for plan years ending on or before December 31, 2008) a similar benefit to that which they would have received under the Belk Pension Plan had their benefits not been frozen. For plan years beginning on or after January 1, 2009, we have the discretion to determine the amount of any credit to be made to a participant’s account. Effective January 1, 2009, we suspended our contribution credits to the Pension Restoration Plan, and on December 31, 2009, we permanently eliminated contribution credits to the Pension Restoration Plan, although participants continue to earn interest credits on current account balances. Benefits are 100% vested at all times.

For participants with an aggregated account balance under all of our non-qualified defined contribution plans of $10,000 or more, benefits generally are paid in a single lump sum payment or in five, ten or 15 annual installments, as elected by the participant. In the event of death before the payments have begun, benefits are paid in five annual installments.

Potential Payments Upon Termination or Change in Control

During fiscal year 2015, we did not have any written employment, change in control or severance agreements with our NEOs. In the past, we have generally provided our executives with severance payments equal to approximately one-half of their annual base salary, as adjusted based on the particular circumstances surrounding the termination of the executive, and any amounts paid are at the discretion of the Compensation Committee.

Our equity awards are granted pursuant to our 2010 Incentive Stock Plan. The terms of the 2010 Incentive Stock Plan and the award certificates for each grant determine whether any amounts are payable in the event of a termination, retirement or change in control. Under the plan, if we dispose of 50% or more of our assets, or agree to a merger, consolidation, reorganization or other corporate transaction in which our Class B Common Stock is converted into another security or into the right to receive securities or property, any conditions on restricted stock grants, including the LTI Plan and SIP, will lapse on the date the change in control is effective, and these conditions will be treated as met at target.

In addition, the award certificates under the LTI Plan and the SIP as of January 31, 2015 contain specific terms relating to the effect on the award of a termination due to death, disability or retirement. In the event of termination due to the death, disability or retirement of the NEO, awards under the LTI Plan and SIP are prorated for the performance period during which the NEO was employed. After the end of the applicable performance period, if the performance goals are achieved and awards are earned, the prorated portion of the award would be paid to the NEO or the estate of the NEO, as applicable, at that time. In the event of a termination (other than due to death, disability or retirement), all unvested LTI Plan and SIP awards are forfeited by the NEO.

Assuming a termination due to death, disability, retirement or a change in control as of January 31, 2015, the following amounts would have been payable to our NEOs under the LTI Plan for fiscal year 2015 in accordance with the terms described above, since the awards were earned at the end of the performance period. The amount was calculated based upon a $56.00 per share value of our common stock at January 31, 2015, in accordance with an independent appraisal. The amounts below for SIP are at target value.

Name	2014-16 SIP ($)	LTI FY15 ($)
Thomas M. Belk, Jr.	2,142,450	1,211,000
Adam M. Orvos	805,000	295,456
John R. Belk	1,326,950	625,072
Ralph A. Pitts	984,750	337,960
David B. Zant	707,200	270,480

In addition to the amounts discussed above, upon a voluntary or involuntary termination or retirement, the NEOs would be entitled to receive amounts that are already described in the compensation tables, including the value of equity awards that have already vested, amounts payable under our defined benefit pension plan and amounts previously deferred into and accrued under our defined contribution plans.

On April 14, 2015, Belk adopted the Belk, Inc. Severance Pay Plan, a broad based severance plan for eligible employees, including the NEOs, that provides a continuation of compensation under certain circumstances as benchmarked against industry norms. For the NEOs, the plan provides for the payment of basic severance if we involuntarily terminate the officer without cause, as well as for termination of employment by an NEO for good reason during a protection period following a change in control. Employees must agree to a customary release and to customary restrictive covenants in connection with the receipt of severance payments, except that certain restrictive covenants will not be required in connection with the receipt of change in control severance.

Pursuant to the plan, the amount of cash severance is based on a formula that looks at job level and years of service, and is generally enhanced for termination during a change in control protection period. Continued health coverage is provided under basic severance but is not continued for change in control severance. For officers, change in control severance includes a prorated bonus amount for time worked in a post-change in control bonus period. We will also pay any retention payments that would otherwise be forfeited by a terminated executive who receives change in control severance and will provide outplacement assistance for executives.

Under the plan, Messrs. Belk would be eligible for 12 months of monthly pay under basic severance and change in control severance. The other NEOs would be eligible for 12 months of monthly pay under basic severance and for 18 months of monthly pay plus a prorated bonus under change in control severance. The protection period for all named executive officers is 18 months.

In addition, in connection with the adoption of the Severance Pay Plan, we made certain amendments to our annual incentive plan. For the annual incentive plan, the amendments clarify that upon a change in control performance goals will be deemed to be satisfied at the target level for the year and that any payout will be prorated through the date of the change in control. The guidelines for the annual incentive plan clarify the circumstances in which a terminated employee is eligible for a bonus in the year his or her employment terminates and the calculation applicable for determining a prorated bonus in the event of a termination.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the non-employee Director compensation. In fiscal year 2015, we paid each non-employee Director an annual retainer fee of $60,000, a fee of $15,000 for each committee on which the Director serves as chair, and a fee of $5,000 for each committee on which the Director serves but does not chair. The Lead Director is paid an annual fee of $20,000. In addition, we awarded each non-employee Director 2,287 shares of Class B Common Stock, which had a value of approximately $110,000 on the date of grant. Annual retainer fees are paid to Directors after the annual stockholder meeting in May of each year. The stock is issued on the date of the Annual Meeting. We also provide our Directors the same merchandise discount that we provide generally to our employees.

Under our Non-Employee Directors Deferred Compensation Plan, our non-employee Directors may defer payment of up to 100% of their cash annual retainer fee. When first eligible, participants elect the payment date (over a period of up to five years after separation of service from the Company) and the form of payment (lump sum or installment). Monies are deferred into an account to which interest is credited. On January 1 of each plan year, the Board, in its sole discretion, determines the interest that is credited on account balances. For the first plan year, and until changed by the Board, the interest rate credited to account balances is based on Moody’s Long-term Corporate Bond Yield average index as of November of the prior plan year plus 1.75%. Interest is credited on a daily basis and account balances are updated monthly. Each participant is 100% vested in his or her account attributable to deferrals and interest. Our obligations to the participants are unfunded; individuals who make deferrals would be general creditors of Belk. The plan pays above-market interest, which represents the difference between market interest rates determined pursuant to SEC rules and the interest credited by the plan. The above market interest for Mr. Bowles, Ms. DeVard, Mr. Nelson and Mr. Thompson, the Directors who participated in the plan for fiscal year 2015, is included in the Director Compensation table below.

In addition, in fiscal year 2015, we provided our non-employee directors with the option to receive Class B Common Stock in lieu of their cash fees. Mr. Bowles, Ms. DeVard and Mr. Nelson elected to receive a portion of their fees in Class B Common Stock in lieu of cash.

Director Compensation for Fiscal Year 2015

The following table shows the amounts paid to each of our Directors (other than Mr. Thomas M. Belk, Jr. and Mr. John R. Belk) for fiscal year 2015. We do not provide additional compensation to our Directors who are also our employees. For information about the compensation we paid to Mr. Thomas M. Belk, Jr. and Mr. John R. Belk, see the executive compensation tables above.

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Non-Qualified Deferred Earnings ($)(3)	Total ($)
H.W. McKay Belk	65,000	110,005	192,952	367,957
Erskine B. Bowles	—	175,036	4,235	179,271
Jerri L DeVard	—	175,036	6,567	181,603
Elizabeth Valk Long	75,000	110,005	—	185,005
Thomas C. Nelson	—	210,005	3,161	213,166
John R. Thompson	70,000	110,005	16,995	197,000
John L. Townsend, III	80,000	110,005	—	190,005

(1)	Mr. Bowles, Ms. DeVard and Mr. Nelson elected to receive their fees in Class B Common Stock in lieu of cash. We granted them the following number of shares: Mr. Bowles and Ms. DeVard — 3,639; and Mr. Nelson — 4,366. The grant date fair value for these shares is included in the Stock Awards column of this table.

(2)	Represents the grant date fair value in accordance with ASC Topic 718 of the 2,287 shares of Class B Common Stock awarded on May 28, 2014. The stock is fully vested on the date of grant. The grant date fair value was $48.10 per share, as determined by an independent appraisal.

(3)	Mr. Thompson deferred $70,000 of the fees paid in cash into the deferred compensation plan. Amounts in this column for Mr. Bowles, Ms. DeVard, Mr. Nelson and Mr. Thompson represent above market earnings on these deferred fees. For Mr. Belk, above market earnings on deferred fees were $20,855, and change in pension value related to the period when he was an employee of the company was $172,097. For a description of the deferred compensation plan, see “Deferred Compensation Plan” in the Compensation Discussion and Analysis.

None of the Directors in the table held any stock options or restricted stock at January 31, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 6, 2015, concerning shares of the Class B Common Stock authorized for issuance under our existing equity compensation plan, the stockholder approved Belk, Inc. 2010 Incentive Stock Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(1)
Equity compensation plans approved by security holders	2,500,000	N/A	1,316,213
Equity compensation plans not approved by security holders	—	N/A	—
Total	2,500,000	N/A	1,316,213

(1)	Represents the number of securities available for issuance under the 2010 Incentive Stock Plan, including the number of securities subject to grants of Class B Common Stock. In computing the number of shares remaining for issuance, we have excluded both shares previously issued as well as shares used to satisfy a withholding obligation. The 2010 Incentive Stock Plan authorizes the issuance of stock options and stock appreciation rights (“SARs”). To date, we have not granted stock options or SARs under the plan.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders have the opportunity to vote, on an advisory basis, on the compensation of our NEOs. This is often referred to as a say on pay, and provides you, as a stockholder, with the ability to cast a vote with respect to our fiscal 2015 executive compensation programs and policies and the compensation paid to the NEOs as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”

As discussed in the Compensation Discussion and Analysis section, the compensation paid to our NEOs reflects the following objectives of our compensation program:

•	retain and attract talented, highly skilled, and committed people who can embrace, expand and execute our vision for success;

•	link compensation to the achievement of our strategic, financial and operational goals, and individual contributions to our strategic growth and short-and long-term success; and

•	create ownership in our success and drive the executive actions and behaviors that improve profitability and maximize the overall economic value realized by our stockholders.

Although the vote is non-binding, the Compensation Committee will consider the voting results in making decisions about future compensation arrangements for our NEOs.

THE BOARD RECOMMENDS A VOTE “FOR”

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee anticipates selecting KPMG, LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending January 30, 2016. This proposal asks you to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of the Company and our stockholders. In the event that the appointment of KPMG is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

THE BOARD RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Summary of Fees to Independent Registered Public Accountant

KPMG, LLP served as our independent registered public accountant for fiscal years 2015 and 2014. Aggregate fees for fiscal years 2015 and 2014 were:

	Fiscal Year
	2015	2014
Audit Fees(a)	$841,333	$1,339,877
Audit Related Fees	—	—
Tax Fees(b)	394,200	393,600
All Other Fees(c)	—	—

(a)	Includes fees for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and the attestation to our report on internal controls. For fiscal year 2014, also includes fees billed in fiscal year 2014 for work performed in fiscal year 2013.

(b)	Includes fees for tax services, including review of our tax returns and advice on tax compliance and planning. For fiscal year 2014, also includes fees related to a fixed assets accounting method change and fees related to a trade and customs review. For fiscal year 2015, also includes fees billed in fiscal year 2015 for work performed in fiscal year 2014.

(c)	Includes fees for the program assessment for our systems application and infrastructure.

Audit Committee Pre-Approval Policies and Procedures

Our Board has adopted a pre-approval policy which requires the Audit Committee to pre-approve audit and permitted non-audit services to be rendered by our independent registered public accountants. The Audit Committee is authorized to designate one of its members to pre-approve such services, provided that the issue is then presented to the full Audit Committee at its next meeting. All of the services described above were approved by the Audit Committee pursuant to this policy.

Audit Committee Report

The Audit Committee Charter provides that the Committee will oversee and monitor the integrity of Belk’s internal controls, financial reporting, and internal and external audits. Management is responsible for the preparation, presentation and integrity of Belk’s consolidated financial statements. The independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for issuing a report expressing their opinion on those statements. The Audit Committee is responsible for monitoring and overseeing these processes.

In connection with these responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and with Belk’s independent registered public accountants, KPMG, LLP;

•

discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 16 (The Auditor’s Communication With Those Charged With Governance), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect; and

•	discussed with the independent registered public accountants the accountants’ independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 31, 2015 be included in Belk’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

Thomas C. Nelson, Chairman

Erskine B. Bowles

John L. Townsend, III

OTHER INFORMATION FOR STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than ten percent of our common stock to file certain reports with respect to each such person’s beneficial ownership of our common stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires us to identify each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, to our knowledge, all required filings for fiscal 2014 were made on a timely basis.

Annual Report to Stockholders

Our Annual Report for the year ended January 31, 2015 accompanies this proxy statement.

Annual Report on Form 10-K

We will provide copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, to eligible stockholders upon request at no cost to such stockholders. We will also provide copies of the exhibits to our Annual Report on Form 10-K to eligible stockholders upon request, for which we may impose a reasonable fee. Requests for copies of either the Annual Report on Form 10-K or the exhibits thereto should be mailed to: Belk, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217, Attention: Ralph A. Pitts, Executive Vice President, General Counsel and Secretary.

These materials are also accessible through our website at www.belk.com and on the website of the Securities and Exchange Commission at www.sec.gov.

Stockholder Proposals

Any stockholder proposals intended to be presented at our 2016 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act must be received by us no later than December 25, 2015 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with such meeting.

Stockholder proposals brought before our 2016 Annual Meeting of Stockholders other than in accordance with Rule 14a-8 must satisfy the requirements of our Certificate of Incorporation. To be timely, written notice of such proposal must be received by Belk’s Secretary not less than 60 nor more than 90 days prior to the meeting, or between February 27, 2016 and March 28, 2016. However, if we provide less than 70 days’ notice of the meeting to stockholders, then the notice of the proposal must be received by the Secretary no later than ten days after the date notice of the meeting is mailed or publicly disclosed by us. The notice of the proposal must address the specific information set forth in our Certificate of Incorporation.

We shall retain discretion to vote proxies on a proposal filed within the above deadlines provided (1) we include advice on the nature of the proposal and how we intend to exercise our voting discretion in the proxy statement and (2) the proponent of such proposal does not issue a proxy statement.

Householding

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless we have received contrary instructions from a stockholder, in which case each stockholder will receive his or her own proxy. We have undertaken householding to reduce printing costs and postage fees.

Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact us to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact us to request a single copy in the future. All such requests should be sent to: Belk, Inc., 2801 West Tyvola Road, Charlotte, North Carolina 28217, Attention: Ralph A. Pitts, Executive Vice President, General Counsel and Secretary, telephone: 704-357-1000.

Other Matters

The Board knows of no other matters to be brought before the meeting.

Expenses of Solicitation

We will pay the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

By Order of the Board,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina

April 23, 2015

PROXY	PROXY

BELK, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2015

The undersigned hereby appoints Thomas M. Belk, Jr. and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 27, 2015, at 11:00 a.m., local time, at the Mint Museum UPTOWN, 500 South Tryon Street, Charlotte, North Carolina 28202, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and proxy statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(1)              To elect nine Directors to one-year terms.

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed
H.W. McKay Belk
John R. Belk
Thomas M. Belk, Jr.
Erskine B. Bowles
Jerri L. DeVard
Elizabeth Valk Long
Thomas C. Nelson
John R. Thompson
John L. Townsend, III

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

(2)              To approve, on an advisory basis, the executive compensation of the Named Executive Officers as disclosed in the accompanying proxy statement, often referred to as a “say on pay.”

☐	FOR
☐	AGAINST
☐	ABSTAIN

(3)              To ratify the appointment of KPMG as the independent registered public accounting firm for fiscal year 2016.

☐	FOR
☐	AGAINST
☐	ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

, 2015

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.